                                                                    EXHIBIT 99.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE WESTERN DISTRICT OF OKLAHOMA


IN RE:                                  )
                                        )
TOWER TECH, INC.                        )       Case No. 00-20285-TS
                                        )       (Chapter 11)
             Debtor.                    )

                                     AMENDED
                            PLAN OF REORGANIZATION OF
                                TOWER TECH, INC.
                                ----------------

         Tower Tech, Inc., an Oklahoma corporation ("Company" or "Debtor"), hereby proposes this Plan of Reorganization of Tower Tech, Inc. ("Plan") to resolve claims against, and interests in, the Company. The Debtor is a proponent of the Plan within the meaning of Section 1129 of the United States Bankruptcy Code, as amended ("Bankruptcy Code").

         The Disclosure Statement for Plan of Reorganization of Tower Tech, Inc. ("Disclosure Statement") provides certain information with respect to the Debtor and the Plan.

         Nothing in the Plan should be construed as constituting a solicitation of acceptances of the Plan unless and until the Disclosure Statement has been approved and distributed to all holders of claims and interests to the extent required by Section 1125 of the Bankruptcy Code.

         All holders are encouraged to read the Disclosure Statement and the Plan in their entirety before voting to accept or to reject the Plan.

                                    ARTICLE I

                    DEFINED TERMS AND RULES OF INTERPRETATION

     A.  Defined Terms. The following terms used in the Plan shall have the
         -------------
respective meanings specified.

         1. Administrative Claim. The term "Administrative Claim" means a Claim
            --------------------
for administrative expenses allowed under Section 503(b) of the Bankruptcy Code and entitled to priority in payment under Section 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Estate and operating the business of the Debtor during the Case, any indebtedness or obligations incurred by Debtor during the pendency of the Case in connection with the conduct of the business of, the acquisition or the lease of property by, or the rendition of services to, such Debtor, all allowances of compensation for legal and other professional services and reimbursement of expenses to the extent allowed under Section 330 or 503 of the Bankruptcy Code and all Statutory Fees.

         2. Affiliated Released Party. The term "Affiliated Released Party"
            -------------------------
means each officer, director, shareholder, affiliate, employee, consultant, attorney, accountant, agent and other representative of the Debtor.

         3. Aggreko Royalty. The term "Aggreko Royalty" means the royalty
            ---------------
obligations due pursuant to the License Agreement between Debtor and Aggreko, Inc., dated December 4, 1998.

         4. Allowed Claim. The term "Allowed Claim" means a Claim against the
            -------------
Debtor to the extent that:

            a.    (1) the Claim was timely filed or the Claim was listed in the
                      Schedules and not listed as disputed, contingent or unliquidated as to amount; and

                  (2) the Debtor or any other party in interest entitled to do so does not file an objection prior to the Effective Date or such other date as may be established by the Plan or the Bankruptcy Court; or,

            b.    the Claim is allowed by a Final Order of the Bankruptcy Court;
                  or,

            c.    the Claim is allowed by the Plan.

         5. Allowed... Claim. The term "Allowed... Claim" means an Allowed
            ----------------
Claim of the type described or in the Class described, as the case may be.

         6. Allowed Interest. The term "Allowed Interest" means an Interest
            ----------------
registered as of the Record Date in the stock register maintained by, or on behalf of, the Company, as the case may be, and (i) an Interest as to which neither the Debtor nor any other party in interest entitled to do so has filed an objection within a time fixed by the Bankruptcy Court, or (ii) an Interest allowed by a Final Order of the Bankruptcy Court, or (iii) an Interest allowed by the Plan.

         7. Allowed... Interest. The term "Allowed... Interest" means an Allowed
            ----------------------
Interest of the type described or in the Class described, as the case may be.

         8. Allowed Secured Claim. The term "Allowed Secured Claim" means an
            ---------------------
Allowed Claim secured (directly or by enforceable subrogation) by an Encumbrance on or interest in property of the Debtor or that is subject to set-off under
Section 553 of the Code, but only to the extent of the value of the creditor's interest (directly or by enforceable subrogation) in the Debtor's interest in such property or to the extent of the amount subject to set-off, which value shall be determined as provided in Section 506(a) of the Code.

         9. Bankruptcy Code. The term "Bankruptcy Code" or the "Code" means the
            ---------------
U.S. Bankruptcy Code, as amended, as set forth in Title 11 of the United States Code.

         10. Bankruptcy Court. The term "Bankruptcy Court" means the United
             ----------------
States Bankruptcy Court for the Western District of Oklahoma or, if the United States Bankruptcy Court for the Western District of Oklahoma ceases to exercise jurisdiction over the Case, the court that exercises jurisdiction over the Case in lieu of the United States Bankruptcy Court for the Western District of Oklahoma.

         11. Bankruptcy Rules. The term "Bankruptcy Rules" means, collectively,
             ----------------
the Federal Rules of Bankruptcy Procedure, as amended, and the Local Bankruptcy Rules for the United States Bankruptcy Court for the Western District of Oklahoma, as amended.

         12. Bank's Core Collateral. The term "Bank's Core Collateral" means all
             ----------------------
property of Debtor on which Gold Bank claims a perfected security interest, which is not included in the Bank's Non-Core Collateral as defined. Generally, the Bank's Core Collateral includes its claimed security in post petition accounts receivable, inventory not designated as Regrind Inventory or Excess Inventory, certain Patents and intellectual property, the Aggreko Royalty, and other miscellaneous collateral necessary for the efficient operation of the Reorganized Debtor, as determined by Reorganized Debtor's Board of Directors in its sole discretion, on or before the Effective Date.

         13. Bank's Non-Core Collateral. The term "Bank's Non-Core Collateral"
             --------------------------
means all property of Debtor on which Gold Bank claims a perfected security interest, which is determined by Reorganized Debtor's Board of Directors, in its sole discretion, not to be Bank's Core Collateral, such as: Pre-Petition Accounts Receivable, Re-Grind Inventory, and Excess Inventory.

         14. Business Day. The term "Business Day," means any day, other than a
             ------------
Saturday, a Sunday or a "legal holiday," as defined in Rule 9006(a) of the Bankruptcy Rules.

         15. Case. The term "Case" means the Tower Tech Case styled In re
             ----                                                   -----
Tower Tech, Inc., Debtor Case No. 00-20285-TS pending before the Bankruptcy
---------------------------------------------
which.

         16. Cash Collateral Order. The term "Cash Collateral Order" means the
             ---------------------
order granted January 10, 2001 whereby Gold Bank was granted an administrative post petition replacement lien and, to the extent necessary, an administrative claim.

         17. Cause of Action. The term "Cause of Action" means any claim, right
             ---------------
to relief and cause of action, however now or hereafter denominated, owned or acquired by the Debtor, whether arising under any contract or under the Code or other federal or state law, including, without limitation, any causes of action arising under Sections 544, 545, 547, 548, 549, 550, 551 or other Sections of the Code.

             18. Charter. The term "Charter" means the amended and restated
                 -------
certificate of incorporation of the Company containing substantially the terms summarized in the Disclosure Statement and contained in the Plan Supplement.

             19. Claim. The term "Claim" means a claim as defined at (S)10l(5)
                 -----
of the Code, including: any right to payment from the Debtor arising before the Effective Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or any right arising or incurred before the Effective Date of the Plan to an equitable remedy for breach of performance if such breach gives rise to a right to payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

             20. Class. The term "Class" means a class of Claims against, or
                 -----
Interests in, the Debtor as defined in Article II of the Plan.

             21. Company. The term "Company" means Tower Tech, Inc., an Oklahoma
                 -------
corporation.

             22. Confirmation. The term "Confirmation" means the entry of the
                 ------------
Confirmation Order entered by the Bankruptcy Court with respect to the Plan pursuant to Section 1129 of the Bankruptcy Code.

             23. Confirmation Date. The term "Confirmation Date" means the date
                 -----------------
on which the Bankruptcy Court enters the Confirmation Order on its docket.

             24. Confirmation Hearing. The term "Confirmation Hearing" means
                 --------------------
the hearing before the Bankruptcy Court on the confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code.

             25. Confirmation Order. The term "Confirmation Order" means the
                 ------------------
order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

             26. Creditor. The term "Creditor" means "creditor" as defined in
                 --------
Section l0l(10) of the Code.

             27. Debtor. The term "Debtor" means Tower Tech, Inc., an Oklahoma
                 ------
corporation, in its individual corporate or other capacity and in its capacity as debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code.

             28. Disclosure Statement. The term "Disclosure Statement" means the
                 --------------------
Disclosure Statement for Plan of Reorganization of Tower Tech, Inc. relating to the Plan, as approved by Order of the Bankruptcy Court, including all supplements, schedules and exhibits thereto, filed by the Debtor, as amended, supplemented or modified from time to time, that is prepared and distributed pursuant to Sections 1125, 1126(b) and 1145 of the Bankruptcy Code and Bankruptcy Rule 3018.

             29. Disputed Claim. The term "Disputed Claim" means a Claim against
                 --------------
the Debtor which is not an Allowed Claim.

             30. Disputed Class 7 Claims Reserve. The term "Disputed Class 7
                 -------------------------------
Claims Reserve" means the reserve established by the Debtor on the Effective Date for the account of each holder of a Disputed Claim which, if allowed, would be a Class 7 Claim.

             31. Disputed Interest. The term "Disputed Interest" means an
                 -----------------
Interest in the Debtor which is not an Allowed Interest.

             32. Distribution Agent. The term "Distribution Agent" means David
                 ------------------
R. Payne, of D.R. Payne & Associates, or any other designee of the Debtor, subject to approval of TBI.

             33. Effective Date. The term "Effective Date" means a Business Day,
                 --------------
not later than the sixtieth (60/th/) day after the date the Confirmation Order becomes a Final Order, by which all of the conditions to the Effective Date set forth in Article VIII have been satisfied or waived as provided in Article VIII.

             34. Encumbrance. The term "Encumbrance" means, with respect to any
                 -----------
interest in property, any mortgage, lien, pledge, charge, security interest, easement, or encumbrance of any kind whatsoever affecting such interest in property.

             35. Estate. The term "Estate"  means the Tower Tech Estate.
                 ------

             36. Estate Release. The term "Estate Release" means the release of
                 --------------
the Debtor referred to in Article IV.J.

             37. Excess Inventory. The term "Excess Inventory" means parts,
                 ----------------
components, supplies, and materials deemed to be in excess of the Debtor's reasonable requirements on a post confirmation basis as determined by the Reorganized Debtor's Board of Directors, in its sole discretion, on or before the Effective Date.

             38. Fee Claim. The term "Fee Claim" means any Claim asserted by a
                 ---------
Person retained or requesting compensation in the Case pursuant to Section 327,
Section 328, Section 330, Section 331, Section 503(b), Section 1103 or Section 1129(a)(4) of the Bankruptcy Code; provided however, that TBI shall not be required to file a Fee Claim, because it is governed by the prior Order of Bankruptcy Court, entered March 15, 2001.

             39. Filing Date. The term "Filing Date" means December 19, 2000,
                 -----------
the date on which the petition for relief under Chapter 11 of the Bankruptcy Code with respect to the Debtor was filed.

             40. Final Order. The term "Final Order" means an order of the
                 -----------
Bankruptcy Court as entered by the clerk of the Bankruptcy Court on a docket in, or related to, the Case, or an order of another court of competent jurisdiction that the Bankruptcy Court has specifically permitted to proceed to enter such order, as entered by the clerk of such court on the appropriate docket, as to which the time to request rehearing, appeal or certiorari has expired and no appeal, motion for rehearing or petition for certiorari has been timely taken or, as to which any motion for rehearing or appeal that has been or may be taken, or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order was appealed or from which certiorari was sought and the time to appeal or any extension thereof or time in which to seek rehearing or certiorari of such appellate order has expired.

             41. Financing Order. The term "Financing Order" means Final Amended
                 ---------------
and Restated Order granted March 15, 2001 Authorizing Post-Petition Secured Superpriority Financing pursuant to (S)105(a), 362, 364(c)(1), 364(c)(2), 364(c)(3), and 364(d) of the Bankruptcy Code.

             42. Funded Claims. The term "Funded Claims" means Administrative
                 -------------
Claims, Priority Tax Claims, and Class 1 Claims.

             43. Gold Bank. The term "Gold Bank" means Gold Bank f/k/a People's
                 ---------
First Bank in its capacity as lender, under the Old Credit Agreement.

             44. Intercreditor Agreement. The term "Intercreditor Agreement"
                 -----------------------
means the agreements entered into between Debtor, Gold Bank and TBI on September 15, 2000 (1/st/ and 2/nd/ agreements) and on March 15, 200l (3/rd/ agreement).

             45  Interest. The term "Interest" means any right or equity
                 ---------
interest in the Debtor represented by the Tower Tech Common Stock, as defined in (S).101 (16) of the Code.

             46. Liquidating Trust. The term "Liquidating Trust" means the trust
                 -----------------
formed to liquidate Non-Core Assets.

             47. Liquidating Trust Claims. The term "Liquidating Trust Claims"
                 ------------------------
means Claims secured by Non-Core Assets included in Class 6 and the Claims of Gold Bank secured by the Bank's Non-Core Collateral to the extent such assets (and related claims) are not abandoned by the Estate.

             48. Liquidation Agent. The term "Liquidation Agent" means David R.
                 -----------------
Payne as the designated trustee of the Liquidating Trust, or such other person as Debtor may designate.

             49. Litigation Claim. The term "Litigation Claim" means any Claim
                 ----------------
asserted or being prosecuted on the Petition Date, in whole or in part, in a court of law in any jurisdiction including any claim reduced to a judgment on the Petition Date. Litigation Claims are more fully set forth on Exhibit F.

          50.  Management Incentive Stock Option Agreement. The term "Management
               -------------------------------------------
Incentive Stock Option Agreement" means the documents evidencing the Management Incentive Stock Option Plan as set forth in the Plan Supplement.

          51.  Management Incentive Stock Option Plan. The term "Management
               --------------------------------------
Incentive Stock Option Plan" means the management incentive stock option plan of Reorganized Debtor.

          52.  New Common Stock. The term "New Common Stock" means the shares of
               ----------------
Common Stock, par value $0.01 per share, of Reorganized Debtor to be issued by Reorganized Debtor pursuant to the Plan and the Charter.

          53.  New Common Stock Private Placement Agreement. The term "New
               --------------------------------------------
Common Stock Private Placement Agreement" means the private placement agreement between the Debtor and TBI, engaging TBI to use its best efforts, as Placement Agent, in selling, on a private placement basis, not less than 2,000,000, nor more than 2,250,000 shares of New Common Stock, at the price of $2.00, cash, per share, generating not less than $4,000,000, nor more than $4,500,000 in gross new equity on or before the Effective Date.

          54.  New Credit Agreement. The term "New Credit Agreement" means an
               --------------------
agreement, dated as of the Effective Date, among the Reorganized Debtor and Gold Bank, pursuant to which the Reorganized Debtor and Gold Bank agreed to terms outlined in the Settlement Agreement attached as Exhibit B.

          55.  New EC Note. The term "New EC Note" means the note to be issued
               -----------
by the Reorganized Debtor on the Effective Date to Electrical Constructors in satisfaction of the Old EC Notes. The terms of the EC Note are set forth on Exhibit D.

          56.  New Notes. The term "New Notes" means the Restructured Notes or
               ---------
the Residual Note together with the New EC Note.

          57.  New Securities. The term "New Securities" means, the New Common
               --------------
Stock, Stock Warrants: TBI, Stock Warrants: Old Common Stock and the New Notes.

          58.  Non-Core Assets and Core Assets. The term "Non-Core Assets" means
               -------------------------------
property of the Estate which is not necessary for the ongoing operations of the Reorganized Debtor, as determined by Reorganized Debtor's Board of Directors, in its sole discretion, on or before the Effective Date, such as: excess equipment, excess real property, and the Bank's Non-Core Collateral. The term "Core Assets" means property of the estate, which is not Bank's Core Collateral, which is not abandoned pursuant hereto, and which is determined, by the Reorganized Debtor's Board of Directors, in its sole discretion, on or before the Effective Date, to be necessary for the ongoing operations of the Reorganized Debtor.

          59.  Official Committee. The term "Official Committee" means any
               ------------------
official committee appointed in the Case pursuant to Section 1102 of the Bankruptcy Code.

          60.  Old Agreements. The term "Old Agreements" shall mean the Old
               --------------
Credit Agreement, the Old EC Notes, the Old Unsecured Notes, and Old TBI Note Agreement, the Old Warranty Agreements, and any other pre-petition note, lease, or instrument evidencing a Class 5 or 6 Claim other than a Trade Claim.

          61.  Old Common Stock. The term "Old Common Stock" means approximately
               ----------------
4.0 million shares of Common Stock of the Company, par value $0.001 per share, issued and outstanding as of the Filing Date.

          62.  Old Credit Agreement. The term "Old Credit Agreement" means the
               --------------------
Credit Agreement, dated as of April 23, 1999, as amended and restated through the Fifth Amended and Restated Forbearance Agreement.

          63.  Old EC Notes. The term "Old EC Notes" means the promissory notes
               ------------
issued by Debtor in favor of Electrical Constructors, in the scheduled amounts oft $593,068.49, $1,186,136.99, and $612 547.95, as in force and effect on the
Filing Date.

          64.  Old Stock Options and Warrants. The term "Old Stock Options and
               ------------------------------
Warrants" includes: any and all stock options authorized and granted pursuant to the Company's 1993 Stock Option Plan as amended in October, 1997, and any other stock options, stock warrants or other instruments entitled to be exercised for conversion into Old Common Stock, issued and authorized before the Filing Date.

          65.  Old TBI Notes. The term "Old TBI Notes" means the promissory
               -------------
notes in the principal amounts of $660,000.00 held by TBI and Affiliates, pursuant to an agreement dated September 17,2000.

          66.  Old Unsecured Notes. The term "Old Unsecured Notes" means the
               --------------------
Debenture Notes issued in 1997 which became due on June 30, 2000, in each case issued by the Company and evidenced by the separate Debentures. The debentures are convertible to shares of Old Common Stock under certain terms and conditions.

          67.  Old Warranty Agreement. The term "Old Warranty Agreement" means
               ----------------------
collectively, all warranty agreements issued and/or in effect on the Petition Date whether actual, written, or implied.

          68.  Other Released Party. The term "Other Released Party" means,
               --------------------
collectively, (a) any Official Committee and, solely in their capacity as members or representatives of such Official Committee, each member, consultant, attorney, accountant or other representative of such Official Committee; (b) Gold Bank and each consultant, attorney, accountant or other representative of the Gold Bank; and (c) TBI and each consultant, attorney, accountant or other representative of TBI.

          69.  Patents. The term "Patents" means the patents of the Debtor as
               -------
set forth on Exhibit G.

          70.  Person. The term "Person" means an individual, a corporation, a
               ------
partnership, an association, a joint stock company, a joint venture, a limited liability company, an estate, a trust, an unincorporated organization, a government or any public subdivision thereof or other entity.

          71.  Placement Agent. The term, "Placement Agent" means TBI, acting in
               ---------------
the capacity of a placement agent for the Company, pursuant to the New Common Stock Private Placement Agreement, employing its best efforts to sell, on a private placement basis, not less than 2,000,000, nor more than 2,250,000 shares of New Common Stock of the Company, at $ 2.00, cash, per share, on or before the Effective Date, to provide gross new equity to fund the Company's Plan of Reorganization, in the amount of: not less than $ 4,000,000, nor more than $4,500,000.

          72.  Plan. The term "Plan" means the Plan of Reorganization of Tower
               ----
Tech, Inc. as set forth herein, as the same may be amended or modified by the Debtor from time to time pursuant to the Plan, the Bankruptcy Code or the Bankruptcy Rules.

          73.  Plan Documents. The term "Plan Documents" means the New Charter,
               --------------
the New Common Stock Private Placement Agreement, the Management Incentive Stock Option Agreement, the Liquidating Trust Agreement, the New Credit Agreement, the Settlement Agreement, and the New Notes substantially in the form contained in the Plan Supplement.

          74.  Plan Supplement. The term "Plan Supplement" means the supplement
               ---------------
which shall be filed as soon as practicable after the Filing Date with the clerk of the Bankruptcy Court, containing the Plan Documents.

          75.  Pre-Petition Accounts Receivable. The term "Pre-Petition Accounts
               --------------------------------
Receivable" means all outstanding accounts receivable due the Debtor on the Petition Date which remain uncollected on the Effective Date.

          76.  Priority Administrative Claims. The term "Priority Administrative
               ------------------------------
Claims" means all post petition secured, priority, and/or administrative claims allowed under Article III, arising pursuant to the Cash Collateral Order and the Financing Order.

          77.  Priority Tax Claim. The term "Priority Tax Claim" means a Claim
               ------------------
entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code, but only to the extent such Claim is entitled to such priority.

          78.  Ratable Share. The term "Ratable Share" means a number (expressed
               -------------
as a percentage) equal to the proportion that an Allowed Claim or an Allowed Interest, as the case may be, in a particular Class bears to the aggregate amount of all Allowed Claims or all Allowed Interests, as the case may be, in such Class as of the date of determination.

             79. Record Date. The term "Record Date" means the Confirmation
                 -----------
Date.

             80. Regrind Inventory. The term "Regrind Inventory" means
                 -----------------
manufactured plastic components which have been reground, or which require regrinding in order to be effectively utilized by the Debtor in its ongoing manufacturing operations, as determined by the Reorganized Debtor's Board of Directors, in its sole discretion, on or before the Effective Date.

             81. Released Parties. The term "Released Parties" means,
                 ----------------
collectively, (a) the Affiliated Released Parties and (b) the Other Released Parties.

             82. Reorganized Company. The term "Reorganized Company" means the
                 -------------------
Debtor or the Company on and after the Effective Date.

             83. Reorganized Debtor. The term "Reorganized Debtor" means the
                 ------------------
Reorganized Company or the Debtor on and after the Effective Date.

             84. Residual Note. The term "Residual Note" means the note to be
                 -------------
issued to Gold Bank in partial satisfaction of the Class 2 Claim if Gold Bank does not elect the Settlement Treatment as set forth in option (a) for Class 2 as more fully set forth on Exhibit C.

             85. Restructured Notes. The term "Restructured Notes" means the
                 ------------------
Restructured Working Capital Note and the Restructured Term Note, collectively.

             86. Restructured Term Note. The term "Restructured Term Note" means
                 ----------------------
the note to be issued to Gold Bank after application of the value of the Bank's Non-Core Collateral and the Restructured Working Capital Note as part of the Settlement Agreement for Class 2 Claims as set forth on Exhibit B.

             87. Restructured Working Capital Note. The term "Restructured
                 ---------------------------------
Working Capital Note" means the note to be issued to Gold Bank in an amount relative to post petition receivables as part of the Settlement Agreement for Class 2 Claims as set forth on Exhibit B.

             88. Schedules. The term "Schedules" means the respective
                 ---------
statements of assets and liabilities and statements of financial affairs filed by the Debtor with the Bankruptcy Court pursuant to Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such Schedules have been, or may be amended or supplemented by Debtor, from time to time.

             89. Secured Claim. The term "Secured Claim" means a Claim, for
                 -------------
which security is claimed by a lien on, or a security interest in, property in which the Estate has an interest or that is subject to setoff under Section 553 of the Bankruptcy Code to the extent of the value of the holder's interest in the interest of the Estate in such property or to the extent of the amount subject to setoff, as the case may be, as determined pursuant to Section 506(a) of the Bankruptcy Code.

             90. Settlement Agreement. The term "Settlement Agreement" means the
                 --------------------
agreement which may be entered into by the Debtor and Gold Bank to settle the treatment of Class 2 Claims.

             91. Settlement Treatment. The term "Settlement Treatment" means the
                 --------------------
treatment of Class 2 Claims available to Gold Bank under option (a) in the Plan.

             92. Statutory Fees. The term "Statutory Fees" means all of the fees
                 --------------
payable to the United States Trustee pursuant to 28 U.S.C. (S)1930.

             93. Stock Warrants: Old Common Stock. The term "Stock Warrants: Old
                 --------------------------------
Common Stock" means those warrants for the purchase of shares of New Common Stock of the Company, issued to the holders of shares of Old Common Stock, pursuant to III.D.6. of the Debtor's Plan of Reorganization.

             94. Stock Warrants: TBI. The term "Stock Warrants: TBI" means those
                 -------------------
warrants for the purchase of shares of New Common Stock of the Company, equal to 10% of the amount of shares of New Common Stock sold by TBI, on a private placement basis, as Placement Agent for the Company, issued to TBI as a portion of its compensation pursuant to the New Common Stock Private Placement Agreement, with a duration of five (5) years, exercisable at 120% of the offering price of the New Common Stock.

             95. TBI. The term "TBI" means Taglich Brothers, Inc. and/or TBDW
                 ---
Holdings, Inc.

             96. TBI and Affiliates. The term "TBI and Affiliates" means TBI,
                 ------------------
TBDW Holdings, Inc., Dolphin Offshore Partners, L.P., EBS Microcap Partners, L.P., Michael Taglich, Robert Taglich, and Shadow Capital, L.L.C. and their assigns and/or affiliates.

             97. Unofficial Committee. The term "Unofficial Committee" means the
                 --------------------
ad hoc committee representing certain holders of Old Notes.

             98. Unsecured Claim. The term "Unsecured Claim" means any Claim
                 ---------------
that is not an Administrative Claim, a Priority Tax Claim or a Secured Claim.

             99. Unsecured Noteholder Claims. The term "Unsecured Noteholder
                 ---------------------------
Claims" means the Unsecured Claims of the holders of the Old Unsecured Notes against the Debtor, arising from, under, or in connection with, the issuance of the Old Unsecured Notes or any guarantee thereof.

             100. Warranty Claims. The term "Warranty Claims" means any claim
                  ---------------
arising, on or before the Filing Date, out of or in connection with an Old Warranty Agreement whether actual or implied which is held by customers, owners of property, or their assigns.

            101. Western District Court. The term "Western District Court"
                 ----------------------
means the United States District Court for the Western District of Oklahoma.

        B.  Rules of Interpretation. The following rules shall be used in
            -----------------------
construing and interpreting the Plan:

             1. Application of Section 102 of the Bankruptcy Code. The rules of
                -------------------------------------------------
construction contained in Section 102 of the Bankruptcy Code apply to the construction and the interpretation of the Plan.

             2. Article and Section References. Unless otherwise expressly
                ------------------------------
stated in the Plan, all references to Articles and Sections shall refer to the Articles and the Sections of the Plan.

             3. Calculation of Time. Any period of time under the Plan shall be
                -------------------
computed in accordance with Rule 9006(a) of the Bankruptcy Rules.

             4. Singular and Plural Terms. Whenever the context is appropriate,
                -------------------------
each term, whether stated in the singular or the plural, shall include both the singular and the plural.

             5. Use of Article and Section Headings. Headings for Articles and
                -----------------------------------
Sections have been inserted in the Plan solely for convenience of reference and are not intended to be a part of, or to affect the construction or the interpretation of the Plan,

        C.  Plan Supplement. Forms of the New Common Stock Private Placement
            ---------------
Agreement, Management Incentive Stock Option Agreement, the Liquidating Trust Agreement, the Amended Company Charter, the New EC Note and the New Credit Agreement or the Residual Note shall be contained in a separate Plan Supplement which shall be filed with the Bankruptcy Court not later than five (5) Business Days prior to the date fixed for filing objections to the Plan. The Plan Supplement may be inspected after such filing in the office of the clerk of the Bankruptcy Court during normal office hours of the clerk of the Bankruptcy Court. Holders of Claims and Interests may obtain a copy of the Plan Supplement upon written request to the Debtor. The Plan Supplement is incorporated into, and is a part of the Plan, as if set forth in full herein, and all references herein to the Plan shall refer to the Plan together with the Plan Supplement.

                                   ARTICLE II

                         CLASSES OF CLAIMS AND INTERESTS

        A. Classification of Claims and Interests in the Debtor. All Claims
           ----------------------------------------------------
against, and Interests in, the Debtor (other than Administrative Claims and Priority Tax Claims) are classified in the following, which designates Classes of Claims and Interests and provides for the treatment of holders of Allowed Claims and Allowed Interests under the Plan. If the Bankruptcy Court, on or prior to the Confirmation Date, determines that Section 1122 of the Code requires a Class of Claims or Interests to be divided into sub-Classes, other than as provided herein, this Plan shall be deemed to be modified accordingly. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of the Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class and entitled to a distribution only to the extent that the Claim or Interest is an Allowed Secured Claim, Allowed Claim, or Allowed Interest in that Class.

     B. The treatment of, and consideration to be provided to, holders of Allowed Claims and Allowed Interests pursuant to the Plan shall be in full settlement, release, and discharge of such Allowed Claims and Allowed Interests; provided, however, that such discharge of a debt of Debtor shall not affect the liability of any other entity on, or the property of any other entity encumbered to secure payment of such debt, except as otherwise provided in this Plan. The consideration to be provided to a Class of Allowed Claims or Allowed Interests shall be distributed Pro Rata to holders of Allowed Claims or Allowed Interests
                     --- ----
in a Class, except as otherwise provided in this Plan.

        1. Class 1 - Allowed Priority Claims. Class 1 consists of Allowed Claims
           ---------------------------------
which are entitled to priority under Section 507(a) of the Bankruptcy Code (other than Unclassified Priority Tax Claims and Administrative Claims) including all Priority Administrative Claims held by Gold Bank and TBI and/or TBI and Affiliates, pursuant to the Cash Collateral Order and Financing Orders, and all Priority Administrative Claims held by TBI, for services rendered and expenses advanced pursuant to the New Common Stock Private Placement Agreement.

        2: Class 2 - Allowed Secured Claim of Gold Bank. Class 2 consists of the
           --------------------------------------------
Allowed Secured Claims of Gold Bank under the Old Credit Agreement.

        3. Class 3 - Allowed Secured Claims of TBI and Affiliates. Class 3
           ------------------------------------------------------
consists of the Allowed Secured Claims of TBI and Affiliates under the Old TBI Loan Agreement.

        4. Class 4 - Allowed Miscellaneous Secured Claims. Class 4 consists of
           ----------------------------------------------
Allowed Secured Claims (other than Class 1, 2, 3, 5, and 6 Claims) other than those Allowed Secured Claims whose liens encumber Non-Core Assets as defined in
Article I of the Plan and are classified as Class 6 Claims. Class 4 Claims include, without limitation, Claims secured by equipment in connection with equipment financings and Claims secured by properly perfected liens on real property. Each Class 4 Claim is treated for all purposes under the Bankruptcy Code and the Plan as a separate sub-Class.

        5. Class 5 - Allowed Secured EC Note Claims. Class 5 consists of the
           ----------------------------------------
Allowed Secured Claims of Electrical Constructors pursuant to the Old EC Notes. If the Old EC Notes are not properly perfected then such Claims shall be treated as Class 7 Claims.

        6. Class 6 - Allowed Secured Claims on Non-Core Assets. Class 6 consists
           ---------------------------------------------------
of Allowed Secured Claims (other than Class 1, 2, 3, 4, and 5 Claims) which have Encumbrances upon Non-Core Assets. Each Class 6 Claim is treated for all purposes under the Bankruptcy Code and the Plan as a separate sub-Class.

             7.  Class 7 - Allowed General Unsecured Claims. Class 7 consists of
                 ------------------------------------------
all Allowed Unsecured Claims (other than Administrative Claims, Priority Tax Claims, Secured Claims, and Warranty Claims). Class 7 Claims shall include, without limitation: i) Allowed Unsecured Noteholder Claims; ii) the EC Notes to the extent not included in Class 5; iii) trade creditor claims; iv) deficiency claims arising from shortfalls in collateral values as determined pursuant to
Section 506 (a), Code; v) Claims arising out of the rejection of executory leases, contracts and other rights subject to assumption/rejection pursuant to the Code, executory contract and other rejection claims; and vi) asserted lawsuit claims pending against the Debtor.

             8.  Class 8 - Allowed Warranty Claims. Class 8 consists of Allowed
                 ---------------------------------
Warranty Claims as defined in Article I of the Plan.

             9.  Class 9 - Allowed Interests of Holders of Old Common Stock.
                 -----------------------------------------------------------
Class 9 consists of the Allowed Interests of holders of the Old Common Stock.

             10. Class 10 - Allowed Interests of Holders of Old Stock Options
                 ------------------------------------------------------------
and Warrants. Class 10 consists of the Allowed Interests of holders of the Old
------------
Stock Options and Warrants as defined in Article I of the Plan.

     C.      Unclassified Claims. Administrative Claims and Priority Tax Claims
             -------------------
against the Company are not classified under the Plan.

                                   ARTICLE III

                        TREATMENT OF CLAIMS AND INTERESTS

     A.      Treatment of Administrative Claims. Unless otherwise agreed to,
             ----------------------------------
before or after the Effective Date, by a holder of an Allowed Administrative Claim and Debtor, in which event such other agreement shall govern, each such holder shall be paid in full, in cash, in an amount equal to such holder's Allowed Administrative Claim on the later of (1) the Effective Date and (2) the date on which such Claim becomes an Allowed Claim; provided, however, that (a)
                                                   -----------------
all Statutory Fees shall be paid in accordance with applicable law and (b) Administrative Claims which represent liabilities incurred by Debtor in the ordinary course of business (including, without limitation, Administrative Claims owed to suppliers that have sold products or furnished goods or services to Debtor after the Filing Date) shall be paid by the Debtor when due in accordance with the terms of the particular transaction and agreements relating thereto. All Priority Administrative Claims of Gold Bank ,TBI and Affiliates and TBI shall be treated as Class 1 Claims (which shall include counsel fees incurred in these proceedings) and paid in full, in cash, upon the Effective Date. See Article III C. 1 for further discussion.

     B.      Priority Tax Claims. Unless otherwise agreed to, before or after
             -------------------
the Effective Date, by a holder of an Allowed Priority Tax Claim and Debtor, in which event such other agreement shall govern, each such holder shall (at the option of the Reorganized Debtor), (1) be paid in full, in cash, on the later of
(a) the Effective Date and (b) the date on which such Allowed Priority Tax Claim becomes an Allowed Claim or (2) be paid deferred cash payments over a period not exceeding six years after the date of assessment equal to (in the aggregate) the amount of the Allowed Priority Tax Claim, including an interest component as required by Section 1129(a)(9)(c), Code. In fixing such interest component, the Debtor shall use the federal judgment rate in effect on the Confirmation Date, unless the Bankruptcy Court determines otherwise. If the Reorganized Debtor elects to make deferred cash payments, the Reorganized Debtor shall make six equal annual principal payments, with accrued interest, commencing on the later of (1) the Effective Date and (2) the date on which such Allowed Priority Tax Claim becomes an Allowed Claim.

             To the extent that the Reorganized Debtor elects or agrees, with the holder of such Claim, to make deferred cash payments on any Allowed Priority Tax Claim, the Reorganized Debtor may prepay the remaining amount of such Allowed Priority Tax Claim at any time, without penalty or premium.

     C.      Treatment of Unimpaired Classes. Claims in Class 1, Class 3 and
             -------------------------------
Class 4 are not impaired under the Plan. Therefore, pursuant to Section 1126(f) of the Bankruptcy Code, the holders of Claims in such Classes are conclusively presumed to have accepted the Plan. The unimpaired Claims against the Debtor will be treated in the following manner under the Plan:

             1. Class 1 - Allowed Priority Claims. Unless otherwise agreed to by
               ----------------------------------
a holder of an allowed Class 1 Claim, each such holder shall be paid in full, in cash, the allowed amount of such holder's Class 1 Claim on the later of (a) the Effective Date and (b) the date on which such Class 1 Claim becomes an Allowed Claim.

             Notwithstanding anything else contained in the Plan and notwithstanding the confirmation of the Plan, the Priority Administrative Claims held by Gold Bank and TBI and Affiliates in connection with post-petition advances and other financial accommodations given by Gold Bank and/or TBI and Affiliates under the Cash Collateral and/or Financing Orders shall be entitled to all of the liens, protections, benefits and priorities granted them in such Orders. All such liens, protections, benefits and priorities granted to Gold Bank and/or TBI and Affiliates in such Orders shall continue until their Priority Administrative Claims are indefeasibly paid in full, which Priority Administrative Claims, by reason of the Cash Collateral and/or Financing Orders,
(1) are allowed and payable in their entirety, (2) are secured by the reason of the first, valid, prior and perfected liens and security interests granted under, or in connection with the Old Credit Agreement or the Old TBI Loan Agreement and confirmed by the Cash Collateral and/or Financing Orders. TBI shall have an Administrative Priority Claim for all compensation due and expenses incurred (unless otherwise provided by the New Common Stock Private Placement Agreement), including, but not limited to: reasonable attorney's fees incurred in performance pursuant to the New Common Stock Private Placement Agreement. Gold Bank's and TBI and Affiliates' and TBI's Priority Administrative Claims shall be paid in full, in cash, on the Effective Date through funding made under the New Common Stock Private Placement Agreement. Allowed Secured Claims in Class I shall not include any redemption, yield maintenance, prepayment penalties or premiums, or any default rates of interest or penalties that may be prescribed by the pre-petition documentation and or agreements relating to those Class I Claims. Allowed Secured Claims in Class I and the Priority Administrative Claim of TBI, pursuant to be New Common Stock Private Placement Agreement, shall include professional fees and expenses incurred by Class I Claimants during the pendency of these proceedings in such amounts as billed, without requirement of approval or allowance thereof.

             2. Class 3 - Allowed Secured Claims of TBI and Affiliates. Unless
                ------------------------------------------------------
otherwise agreed to by a holder of an allowed Class 3 Claim, each such holder shall be paid in full, in cash, the allowed amount of such holder's Class 3 Claim on the Effective Date.

             3. Class 4 - Allowed Miscellaneous Secured Claims. At the option of
                ----------------------------------------------
the Debtor, each Allowed Claim in any subclass of Class 4 shall (unless the holder of any such Class 4 Claim agrees to a different treatment) (a) be unaltered as to the legal, equitable and contractual rights to which such Class 4 Claim entitles the holder thereof or (b) be treated in another manner that will not result in the impairment of such Class 4 Claim under Section 1124 of the Bankruptcy Code. Each Class 4 Claim, including U.S. Bancorp Financial and Leasing ("USBFL"), shall be treated for all purposes of the Plan and the Bankruptcy Code as a separate subclass. In addition, all remaining terms of the "Master Lease Agreement" ("MLA") between the Debtor and USBFL, remain in full force and effect, and treatment of the MLA as a Secured Claim is without prejudice to either party's right to contest the nature of the MLA as a "true lease" as such term is defined by the applicable provision(s) of the Uniform Commercial Code. The Plan does not alter the rights of any holder of a Class 4 Claim in any collateral securing the Class 4 Claim as of the Filing Date and the liens and the security interests securing each Class 4 Claim are ratified and affirmed. Allowed Claims in this Class shall not include any redemption, yield maintenance, prepayment penalty or premium, or any default rates of interest or penalties that may be prescribed by the pre-petition documentation and/or agreements relating to that Claim.

         D.  Treatment of Impaired Classes. Claims and Interests in Class 2,
             -----------------------------
Class 5, Class 6, Class 7, Class 8, Class 9, and Class 10 are impaired. Therefore the holders of Claims and Interests in such Classes are entitled to vote to accept or to reject the Plan. The impaired Classes of Claims against, and Interests in, the Debtor will be treated in the following manner under the
Plan:

             1. Class 2 - Allowed Secured Claim of Gold Bank. The Class 2 Claim
                --------------------------------------------
allowed shall be (a) paid and settled in full pursuant to the Settlement Agreement whose principal terms are set forth on Exhibit B. (The Settlement Agreement includes the execution and the delivery of the New Credit Agreement by, among other Persons, Gold Bank and the modification of the Old Credit Agreement in accordance with the terms of the New Credit Agreement) or (b) satisfied by i) abandoning the Bank's Non-Core Collateral as defined in Article I of the Plan to Gold Bank; ii) moving to have the Bank's Non-Core Collateral as well as the Bank's Core Collateral valued pursuant to Section 506(a), Code; iii) obtaining a credit against the Allowed Class 2 Claim for the value of the Bank's Non-Core Collateral and iv) issuing the Residual Note for the balance of the Class 2 Claim. The terms of the Residual Note are set forth on Exhibit C. (In which case, the Class 2 Claim, as so modified, shall continue to be secured by the collateral which secured the Class 2 Claim on the Filing Date.) Allowed Claims in this Class shall not include any redemption, yield maintenance, prepayment penalty or premium, or any default rates of interest or penalties that may be prescribed by the pre-petition documentation and/or agreements relating to that Claim.

          2.  Class 5 - Allowed Secured EC Note Claims.  The allowed Old EC Note
              ----------------------------------------
Claims shall receive a New EC Note which shall bear interest at a rate of national prime plus 1.5% and shall receive 13 semi-annual payments of principal and interest amortized over 6.5 years, which represents the remaining life of the intellectual property securing such Claims. The terms of the New EC Note are set forth on Exhibit D. Payments shall occur on May 31 and November 30 of each year. Allowed Claims in this Class shall not include any redemption, yield maintenance, prepayment penalty or premium, or any default rates of interest or penalties that may be prescribed by the pre-petition documentation and/or agreements relating to that Claim.

          3.  Class 6 - Secured Claims on Non-Core Assets.  At the option of
              -------------------------------------------
the Claimant, each Allowed secured Claim in any subclass of Class 6 shall: (a) receive the Claimant's collateral pursuant to the abandonment provisions of
Section 554 of the Bankruptcy Code or (b) be treated in a matter consistent with the terms and conditions of the Liquidating Trust Claims as defined in Article I of the Plan. The holder of a Class 6 Claim shall affirmatively elect treatment under option (a) or (b) above as part of the Balloting process. If the holder does not affirmatively elect option (a) on the Ballot and does not file a motion or notice to dispute such election with the Bankruptcy Court prior to the Effective Date, then such Class 6 Claimant shall be deemed to have elected option (b). The principal terms and conditions of the Liquidating Trust and Liquidating Trust Claims are set forth on Exhibit F. Allowed Claims in this Class shall not include any redemption, yield maintenance, prepayment penalty or premium, or any default rates of interest or penalties that may be prescribed by the pre-petition documentation and/or agreements relating to that Claim.

          4.  Class 7 - General Unsecured Claims.  Unless otherwise agreed to by
              ----------------------------------
a holder of a Class 7 Claim, each such holder shall receive its Ratable Share of 900,000 shares of New Common Stock on the later of (a) the Effective Date and
(b) the date on which such Claim becomes an Allowed Claim. Any covered portion of any asserted Class 7 Claim which is a Warranty Claim shall be satisfied by inclusion and treatment in Class 8. Allowed Claims in this Class shall not include any redemption, yield maintenance, prepayment penalty or premium, or any default rates of interest or penalties that may be prescribed by the pre-petition documentation and/or agreements relating to that Claim.

          5.  Class 8 Warranty Claims.  At the option of the Claimant, each
              -----------------------
allowed Class 8 Claim shall receive the following: (a) future parts, labor, and services of the Reorganized Debtor to satisfy such Claim in an amount not to exceed $5,000.00 per Claim with any overage (allowed Claims in excess of $5,000.00 per Claim) receiving its Ratable Share of New Common Stock provided to Class 7 Claimants or (b) treatment of the entire amount of the Class 8 Claim as if an Allowed Class 8 General Unsecured Claim whereby such Claim shares in its Ratable Share of the New Common Stock provided to Class 8 Claimants. The $5,000.00 amount under option (a) shall be computed and allowed based upon the Reorganized Debtor's cost in parts, labor, and service. The holder of a Class 8 Claim shall affirmatively elect treatment under option (a) or (b) above as part of the Balloting process. If the holder does not affirmatively elect option (a) on the Ballot and does not file a motion notice to dispute such election with the Bankruptcy Court prior to the Effective Date, then such Class 8 Claimant shall be deemed to have elected option (b).

             Whether or not a Class 8 Claimant elects option (a) or option (b) or makes no affirmative election, the Plan shall be deemed to satisfy Warranty Claims in full and such treatment shall be binding on the Class 8 Claimant. Class 8 Claimants shall be deemed to have waived any defense based upon an unpaid or unperformed Warranty Claim to the collection of any outstanding account due the Debtor so long as the Debtor or the Liquidation Agent shall remain in possession or shall be vested with such outstanding amounts due.

             However, if the outstanding account receivable due the Debtor is abandoned (as contemplated if the Class 2 Claimant does not elect option (a) treatment) or is no longer being settled, compromised, administered, and collected by the Debtor and/or Liquidation Agent, then the Class 8 Claimant shall retain all defenses and shall not be deemed to have waived any rights. Regardless, Class 8 Claimants shall retain the rights to assert any defense based upon or incorporating the Warranty Claim if the account receivable no longer vests with the Debtor, Reorganized Debtor or the Liquidating Trust.

             6. Class 9 - Allowed Interests of Holders of Old Common Stock.
                ----------------------------------------------------------
Unless otherwise agreed to by a holder of a Class 9 Interest, each such holder shall receive a Stock Warrant: Old Common Stock, with a five (5) year term, entitling the holder to exercise the warrant, within its term, and acquire the holder's ratable portion of 116,000 shares of New Common Stock, at one hundred fifty percent (150%) of the offering price of said shares at the private placement offering. The shares acquired pursuant to the exercise of warrants shall not be subject to dilution by the issuance of shares of New Common Stock to the holders of Class 7 Claims, Management Incentive Stock Options and the Stock Warrants: TBI. On the Effective Date, Class 9 Interests (Old Common Stock) shall be cancelled.

             7. Class 10 - Allowed Interests of Holders of Old Stock Options and
                ----------------------------------------------------------------
Warrants. Holders of Class 10 Interests shall receive nothing pursuant to the
--------
Plan. On the Effective Date Class 10 Interests shall be cancelled.

                                   ARTICLE IV

                         MEANS FOR IMPLEMENTATION OF THE PLAN

     A.      Operation as Debtor-in-Possession Until the Effective Date. Until
             ----------------------------------------------------------
the Effective Date, the Debtor shall operate its business as debtor-in-possession pursuant to Section 1107 and Section 1108 of the Bankruptcy Code. After the Effective Date, the Reorganized Debtor shall operate its business and may buy, use, acquire and dispose of its assets free of any restrictions contained in the Bankruptcy Code or imposed by the Bankruptcy Court, except as provided in the Plan, the Plan Supplement and the Confirmation Order.

     B.      New Common Stock Private Placement Agreement.
             --------------------------------------------

             On the Effective Date, TBI, acting as Placement Agent, shall have employed its best efforts and sold, on a private placement basis, not less than 2,000,000, nor more than 2,250,000 shares of New Common Stock at $ 2.00, cash, per share, pursuant to the New Common Stock

Private Placement Agreement. New investors/shareholders shall in no case receive, respectively, less than 69.0%, nor more than 71.4% of the total New Common Stock to be initially issued pursuant to the Plan, which shall share equally in the dilutive effect of the exercise of those Management Incentive Stock Options granted management, those Stock Warrants granted TBI, and those stock warrants issued to holders of Class 9 Claims, when, if and as exercised. Details of the New Common Stock Private Placement Agreement are separately set forth at Article IX hereof.

        C.   Authority of Reorganized Debtor.
             -------------------------------

             1. The Reorganized Debtor (and to the extent necessary, the Debtor) and its directors, officers, agents and attorneys are hereby authorized and empowered to enter into the New Common Stock Private Placement Agreement and to execute and deliver definitive documentation as evidence of and to effectuate and consummate the sale of New Common Stock pursuant to the Plan, make Distributions provided in the Plan, and otherwise comply with the provisions of the Plan and the obligations thereunder and under the New Common Stock Private Placement Agreement.

             2. Pursuant to Section 1142(b), Bankruptcy Code, the Reorganized Debtor (and to the extent necessary, the Debtor) and its directors, officers, attorneys, agents and representatives are authorized and empowered to perform all actions specified in or otherwise required to consummate the transactions contemplated by the Plan and the New Common Stock Private Placement Agreement; and pursuant thereto the chief executive officer and/or any vice president or other authorized officer of the Reorganized Debtor (and to the extent necessary, the Debtor) is authorized and fully empowered, without the necessity of any board of directors or stockholder approval or other notice or approval, to enter into, execute, deliver and file with the appropriate governmental authority, if required, all documents necessary to implement the terms of the Plan and the New Common Stock Private Placement Agreement.

             3. Pursuant to the applicable laws governing corporations of Oklahoma concerning the necessity and authority of Court approval, the Reorganized Debtor (and to the extent necessary, the Debtor) shall be authorized, by the Confirmation Order, to consummate the New Common Stock Private Placement Agreement.

             4. All documents and agreements related to the New Common Stock Private Placement Agreement to which the Debtor or Reorganized Debtor is a party, when executed and delivered, shall constitute the legal, valid and binding obligations of the reorganized Debtor.

             5. All Liens and security interests granted by the Reorganized Debtor in any of its property in connection with the Plan thereunder shall constitute valid, perfected and unavoidable Liens and security interests.

             6. The Reorganized Debtor shall take all actions necessary to comply with the terms of the Plan, including but not limited to making of the required Distributions to creditors on the Effective Date.

     D.      Effectiveness of Agreements and Corporate Charter.
             -------------------------------------------------

             1. Effectiveness of Agreements. On the Effective Date, the
                ---------------------------
following agreements shall become effective: (1) the New Credit Agreement if consented to by the Class 2 Claimant (Gold Bank); (2) the Residual Note (if applicable); (3) the New EC Note; (4) the Management Incentive Stock Option Plan; (5) the New Common Stock Private Placement Agreement; and (6) the Liquidating Trust Agreement.

             2. Charter Amendments. On the Effective Date, the Tower Tech
                ------------------
Charter shall be amended and restated to eliminate the Old Common Stock, to authorize the issuance of the New Common Stock and to include a provision that prohibits the issuance of nonvoting securities to the extent required by Section 1123 (a)(6) of the Bankruptcy Code.

     E.      Management, Board of Directors and Corporate Governance.
             -------------------------------------------------------

             1. Management/Board of Directors. The executive officers of the
                -----------------------------
Company immediately before confirmation of the Plan shall continue to serve in their respective capacities after confirmation of the Plan. On the Effective Date, the Board of Directors of the Reorganized Debtor shall consist of (1) Robert C. Brink, (2) Don J. Miller, and (3) three members selected by TBI and Affiliates. Prior to Confirmation of the Plan, in accordance with Section 1129(a)(5) of the Bankruptcy Code, the Company shall disclose (a) the identity and affiliations of any individual proposed to serve, after Confirmation of the Plan, as a director of the Company, as the case may be, and (b) the identity of any "insider" (as such term is defined in Section l0l(31) of the Bankruptcy
Code) who shall be employed and retained by the Company, and the nature of any compensation for such insider. On and after the Effective Date, each officer and director shall hold his or her office on the terms, and subject to the conditions, set forth in the Amended Tower Tech Charter, and the amended and restated bylaws of the Reorganized Debtor.

             The obligation of the Debtor to indemnify its present and former directors and officers pursuant to its Certificate of Incorporation and by-laws, applicable state law or by contract (or any combination of the foregoing), shall survive the Confirmation of the Plan, remain unaffected thereby, and not be discharged, irrespective of whether such indemnification is owed in connection with an event occurring before, on or after the Filing Date; provided however, that such indemnification shall not extend to claims which arise out of: intentional misconduct, gross negligence or breach of fiduciary duty.

             2. Management Incentive Stock Option Plan (MISOP). Upon Plan
                ----------------------------------------------
confirmation, 616,059 unrestricted shares of New Common Stock shall be reserved for issuance under the MISOP and the Board of Directors of the Reorganized Company shall approve the MISOP and authorize and grant to Management a minimum of 567,529 and a maximum of 616,059 stock options pursuant to the following:

          (i)      MISOP Stock Options.
                   -------------------
                   A. Each stock option shall be exercisable to purchase one share of New Common Stock.

                   B.   The exercise price for each stock option shall be $2.00.

                   C. The stock options shall vest in three equal lots as follows: The first 1/3d shall vest on the date of Plan confirmation. The second 1/3d shall vest one year from the date of Plan confirmation. The third 1/3d shall vest two years from the date of Plan confirmation.

                   D. Each stock option shall have a life of six (6) years from its vesting date.

                   E. The MISOP is designed to give Management a minimum fifteen percent (15.0%) interest in the Reorganized Company as illustrated:

        Assuming TBI sells 2,000,000 shares of New Common Stock:

                        Shares of New  Primary    Shares of New    Fully
                        Common         Percentage Common           Diluted
                        Stock                     Stock            Percentage


New Investors           2,000,000      68.966     2,000,000        52.861
Class 7 Claimants       900,000        31.034     900,000          23.787
(New Common Stock to
Unsecured Creditors)
Class 9 Claimants       -              -          116,000          3.066
(New Warrants to
Holders
of Old Common Stock)
TBI Warrants            -              -          200,000          5.286
ISO Plan Stock Options  -              -          567,529          15.000
TOTALS                  2,900,000     100.000    3,783,529        100.000

            Assuming TBI sells 2,250,000 shares of New Common Stock:

                        Shares of New  Primary    Shares of New     Fully
                           Common     Percentage     Common        Diluted
                            Stock                     Stock       Percentage

New Investors               2,250,000     71.429      2,250,000      54.784
Class 7 Claimants             900,000     28.571        900,000      21.913
(New Common Stock to
Unsecured Creditors)
Class 9 Claimants                   -          -        116,000       2.824
(New Warrants to
Holders
of Old Common Stock)
TBI Warrants                        -          -        225,000       5.479
ISO Plan Stock Options              -          -        616,059      15.000
TOTALS                      3,150,000    100.000      4,107,059     100.000

             F. The MISOP shall contain an anti-dilution provision under which stock options and shares of New Common Stock issued pursuant to the MISOP shall be protected from actions that do not dilute the percentage ownership of TBI and Affiliates on the same percentage basis as the MISOP is diluted.

             G. The Company's chief executive officer, Mr. Robert C. Brink shall exercise sole control over the apportionment of MISOP stock options to members of Management and also to any stock options surrendered by other members of Management.

             3. Sale Bonus to Management. The Reorganized Company shall pay a
                ------------------------
Sale Bonus to Management if and when there is a change in control of a majority of the outstanding shares of New Common Stock or if and when a majority of the Reorganized Company's assets are sold ("the Sale"). The Sale Bonus shall be paid as follows:

             A. If the aggregate sale price is equal to or less than $15,000,000, the Sale Bonus amount shall be $600,000.

             B. If the aggregate sale price is greater than $15,000,000 but less then $25,000,000, the Sale Bonus amount shall be equal to four percent (4.0%) of the aggregate sale price.

             C. If the aggregate sale price is greater than $25,000,000, the Sale Bonus amount shall be equal to six percent (6.0%) of the aggregate sale price.

             D. The Sale Bonus shall be deemed earned and payable to Management simultaneous with the completion of the Sale.

             4. Management Contracts. Upon Plan confirmation, the Company shall
                --------------------
enter into management contracts as follows:

             A. Chief Executive Officer.
                -----------------------

                Mr. Robert C. Brink, 46, has been a full time employee of the Company since 1995. He served as General Sales Manager until September 1996 when he was elected to the position of President. Brink was elected to the position of Chief Executive Officer in September 2000.

                Upon Plan confirmation, Mr. Brink will enter into a three-year contract pursuant to which, if his employment is terminated involuntarily for any reason other than gross negligence, the Company shall (A) be obligated to pay the balance of Brink's base compensation package (including his then-current base annual salary, health insurance premiums and automobile allowance) in bi-weekly payroll installments for the remainder of his contract term, unless Brink is terminated involuntarily within one year of the end of his contract term, in which case the Company shall pay all remaining compensation due under the contract in a lump sum upon termination,(B) be obligated to pay the Sale Bonus to Brink; provided, however, that the Sale must have occurred within one year after the date on which Brink is terminated, and (C) vest all stock options allocated to Brink, including those which were to vest after the date of his termination.

                         Brink's contract shall provide for an initial base annual salary of $155,000 per annum, Company-paid health insurance, and an automobile allowance of $1,000 per month. The contract shall also provide for Brink to be paid an annual bonus (Profit Bonus) equal to four percent (4.0%) of that portion of the Company's earnings before audited interest, taxes, depreciation and amortization (EBITDA) in excess of $750,000, $l,000,000 and $1,500,000 for the first, second, and third fiscal years, respectively, next following the date of Plan confirmation; provided, however, that for purposes of calculating the Profit Bonus, each fiscal year's EBITDA will be adjusted from Generally Accepted Accounting Principles to include any technology transfer fee cash payments received by the Company during such periods.

                B.       Chief Financial Officer
                         -----------------------

                         Mr. Charles D. Whitsitt, 54, has been Chief Financial Officer of the Company since 1994.

                         Upon Plan confirmation, Mr. Whitsitt will enter into a two-year contract pursuant to which, if his employment is terminated involuntarily for any reason other than gross negligence, the Company shall (A) be obligated to pay the balance of Whitsitt's base compensation package (including his then-current base annual salary, health insurance premiums and automobile allowance) in bi-weekly payroll installments for the remainder of his contract term, unless Whitsitt is terminated involuntarily within one year of the end of his contract term, in which case the Company shall pay all remaining base compensation due under the contract in a lump sum upon termination,(B) be obligated to pay a portion of the Sale Bonus to Whitsitt in an amount directed by Brink; provided, however, that the Sale must have occurred within one year after the date on which Whitsitt is terminated, and (C) vest all stock options allocated to Whitsitt, including those which were to vest after the date of his termination.

                         Whitsitt's contract shall provide for an initial base annual salary of $110,000 per annum, Company-paid health insurance, and an automobile allowance of $1,000 per month. The contract shall also provide for Whitsitt to be paid an annual bonus (Profit Bonus) equal to two percent (2.0%) of that portion of the Company's earnings before audited interest, taxes, depreciation and amortization (EBITDA) in excess of $750,000, $1,000,000, $1,500,000 for the first, second, and third fiscal years, respectively, next following the date of Plan confirmation;

            provided, however, that, for purposes of calculating the Profit Bonus, each fiscal year's EBITDA will be adjusted from Generally Accepted Accounting Principles to include any technology transfer fee cash payments received by the Company during such periods.

            5.  Other Management Compensation. The Company owes Management
                -----------------------------
$30,000 in aggregate back pay and the Company's share of employment taxes. Mr. Robert C. Brink is owed $20,000; and Mr. Charles D. Whitsitt is owed $10,000. Upon Plan confirmation, these managers shall each receive a number of unrestricted shares of New Common Stock equal to his respective back pay amount at a conversion price of $2.00 per share. The Company shall also pay each of these managers cash equal to his respective Federal and State personal income tax liability arising from such distribution of shares of New Common Stock, plus the additional amount of cash required to offset personal income taxes on the managers' receipt of such cash payment from the Company, to the extent required to assure that the managers incur no personal income tax liability on the stock or cash distributions contemplated hereby.

        F.  Claims Reserve. On the Effective Date, the Debtor will reserve for
            --------------
the account of each creditor holding a Disputed Class 7 Claim, the New Common Stock that would otherwise be distributable to such creditor on the Effective Date in accordance with the Plan if such Disputed Class 7 Claim was an Allowed Claim (the "Disputed Class 7 Claims Reserve"). See Article VI A and Article VII D for a detailed discussion.

        G.  Liquidating Trust and Liquidation Agent. On the Effective Date, all
            ---------------------------------------
property of the Debtor, however described, classified or denominated, which includes, without limitation, the Non-Core Assets and the Bank's Non-Core Collateral, together with all Class 6 Claims, shall vest in the Liquidating Trust, unless the holders of Class 2 and Class 6 Claims affirmatively elect alternative treatment as set forth in their respective class treatments, whereby their collateral is abandoned by the Estate. The Liquidation Agent shall be elected and designated by the Debtor on/or before the Confirmation Hearing. It is currently anticipated that the Debtor will elect David R. Payne, the acting crisis manager and financial consultant to the Debtor to serve as the Liquidation Agent. The Bank's Core Collateral and Core Assets shall vest in the Reorganized Debtor; all other assets will vest in the Liquidating Trust.

        The Liquidation Agent shall administer the Liquidating Trust and serve without bond. The Liquidation Agent shall serve as the agent for liquidation of those assets which vest within the Liquidation Trust. The Liquidating Trust and its Liquidation Agent shall be considered a representative of the Estate under
(S)1123 (b) (3) of the Bankruptcy Code for purposes of ownership and enforcement of any Cause of Action. The Liquidating Trust and its Liquidation Agent shall have standing to object to Claims, to prosecute any avoidance action, and to litigate or compromise any Cause of Action.

        The Liquidation Agent shall liquidate the property in the Liquidating Trust (including Causes of Action), the allowance, amount and priority of all Claims and expenses shall be determined, and the net sales proceeds of the property of the Liquidating Trust shall be distributed to those persons entitled thereto according to this Plan, the priorities given their claims by the Bankruptcy Code, and the Final Orders of the Bankruptcy Court.

     The Liquidation Agent shall expeditiously liquidate and convert the property of the Liquidating Trust into net sales proceeds. The Liquidation Agent will make every effort to liquidate all property of the Liquidating Trust, except Causes of Action, within 180 days after the Effective Date unless extended by the Bankruptcy Court. The Liquidation Agent shall be entitled to investigate, collect, prosecute, and compromise Causes Rights of Action on behalf of the Liquidating Trust. The Liquidation Agent shall maintain and deposit the net sales proceeds for distribution pursuant to this Plan.

     The Liquidation Agent shall serve for a fee, which shall be paid from liquidation sales proceeds, not to exceed the greater of: (1) actual time spent at a normal billing rate or (2) 3% of cash distributed after the Effective Date to Class 2 and Class 6 Claimants. The Liquidation Agent's fee shall be deducted from sales proceeds in determining net sales proceeds for purposes of the Plan. The Reorganized Debtor shall have no responsibility or liability for payment of the Liquidation Agent's fee.

     The Liquidation Agent shall be empowered to retain legal, accounting or other professional assistance to assist in the investigation, litigation and settlement of Claims, and Causes of Action, the liquidation of the assets of the Liquidating Trust, and any other matter relating to the winding up of the Liquidating Trust. Service as Counsel or other representative for any party in interest in the Case shall not disqualify a professional from serving the Liquidating Trust in such a capacity. Such professionals shall not be required to obtain Bankruptcy Court approval prior to payment of their fees and reimbursement of their expenses. The Liquidation Agent will have the authority to pay reasonable professional compensation and costs, and deduct such from sale proceeds. Professional fees incurred to prosecute Causes of Action and recover other assets shall only be paid upon recovery of funds and in amounts not to exceed the recovery.

     H. Property Distributions. All property to be distributed pursuant to the
        ----------------------
Plan (other than property held in the Disputed Class 7 Claims Reserve) will be distributed by the Distribution Agent on the Effective Date, or as soon as practicable thereafter. Except with respect to distributions from the Disputed Class 7 Claims Reserve, any distribution required to be made on the Effective Date or the date on which a Claim becomes an Allowed Claim shall be deemed to be made on such date if made as soon as practicable after such date, and in any event, within 30 days after such date.

     I. Retirement Benefits. From and after the Effective Date, to the extent
        --------------------
required by Section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtor shall continue to pay all retirement benefits (as defined in Section 1114 of the Bankruptcy Code) as it is obligated for pursuant to the 401K Plan established or maintained by the Debtor prior to the Effective Date.

     J. Releases.
        --------

        1.  On the Effective Date, Reorganized Debtor on its own behalf and as representative of the Debtor's estate, in consideration of services rendered and/or other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, releases unconditionally, and is hereby deemed to release unconditionally, each Released Party and their respective professional advisers, and the entities that elected/selected the aforesaid to the extent they are or may be liable for the actions or inaction of the aforesaid (collectively, the "Releasees") from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place before, on or after the Petition Date up to the Effective Date, in any way relating to the Debtor (before, on or after the Petition Date), the Case, or the Plan (collectively, the "Released Matters"); provided, however, that the foregoing release shall not apply to any action or
--------  -------
omission that constitutes actual fraud or criminal behavior.

        2. On the Effective Date, each holder of a Claim or Interest (other than the Debtor or Reorganized Debtor) that is entitled to vote on the Plan shall be deemed to have unconditionally released the Releasees from the Released Matters; provided, however, that the foregoing release shall not apply to any
         --------  -------
action or omission that constitutes actual fraud or criminal behavior.

        3. The Confirmation Order shall contain a permanent injunction to effectuate the releases granted hereby.

        4. Notwithstanding the foregoing, if and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the foregoing releases, then the Plan may be confirmed with that portion excised so as to give maximum effect to the foregoing releases without precluding confirmation of the Plan.

     K. Final Order. Any requirement of the Plan for a Final Order may be waived
        -----------
in the sole and absolute discretion of the Debtor upon written notice to the Bankruptcy Court; provided, however that nothing contained herein or elsewhere
                  --------  -------
in the Plan shall prejudice the right of any party in interest to seek a stay pending appeal with respect to such Final Order.

     L. Term of Injunction or Stays. Unless otherwise provided, all injunctions
        ---------------------------
or stays provided for in the Case pursuant to Section 105 and Section 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date. The Confirmation Order shall provide that the distributions and transfers of property to be made pursuant to the terms of the Plan are made free and clear of all Claims (except as otherwise provided in, and governed by, the Plan) and that upon the confirmation of the Plan (except as otherwise provided in, and governed by, the Plan) all holders of Claims and Interests shall be permanently enjoined from, and restrained against, commencing or continuing any suit, action or proceeding or asserting against either Reorganized Debtor or its assets any Claim, interest or cause of action based upon any Claim or Interest that arose or existed before the Confirmation Date.

         M.    Waiver and Rescissions. Except as otherwise provided in, and
               ----------------------
governed by, the Plan or in the Confirmation Order, the entry of the Confirmation Order by the Bankruptcy Court shall operate as a waiver of all defaults and events of default and any accelerations that have been declared or occurred with respect to any such events of default through the Effective Date.

         N.    Corporate Action. On the Effective Date, all actions contemplated
               ----------------
by the Plan shall be authorized and approved in all respects (subject to the provisions of the Plan), including, without limitation, the following: (1) the adoption and the filing with the Secretary of State of the State of Oklahoma of the Amended Company Charter; (2) the issuance by Reorganized Company of the New Common Stock, and the New Common Stock Private Placement Agreement and (3) the execution, the delivery and the performance of the Settlement Agreement, the New Credit Agreement, the New Notes, the Management Incentive Stock Option Plan and Agreement and the Liquidating Trust Agreement and all documents and agreements relating to any of the foregoing. All matters provided for under the Plan involving the corporate structure of the Debtor and/or the Reorganized Debtor in connection with the Plan and any corporate action required by the Debtor and/or the Reorganized Debtor in connection with the Plan shall be deemed to have occurred and shall be in effect pursuant to Section 303 of the Oklahoma General Corporation Law and the Bankruptcy Code, without any requirement of further action by the shareholders or the directors of the Debtor and/or the Reorganized Debtor. On the Effective Date, the appropriate officers of the Reorganized Debtor are authorized and directed to execute and to deliver the agreements, documents and instruments contemplated by the Plan, the Plan Supplement and the Disclosure Statement in the name and on behalf of the Reorganized Debtor.

         O.    Stock Warrants: TBI. On the Effective Date, 225,000 shares of New
               -------------------
Common Stock shall be reserved for issuance to TBI, for services rendered as Placement Agent, the essential terms and the conditions of which are as follows:

               (i) TBI, as partial compensation for services rendered as Placement Agent, pursuant to the New Common Stock Private Placement Agreement, shall receive Stock Warrants to purchase shares of the New Common Stock, equal to ten (l0)% of the number of shares of New Common Stock sold in the private placement offering.

               (ii) The warrants shall have a five years' duration, commencing on the date of closing of the private placement offering conducted by TBI pursuant to the New Common Stock Private Placement Agreement.

               (iii) The exercise price for the warrants shall be equal to one hundred twenty percent (120%) of the offering price of the shares of New Common Stock at the private placement offering.

         P.    Stock Warrants: Old Common Stock. On the effective date, 116,000
               --------------------------------
shares of New Common Stock shall be reserved for issuance to holders of Old Common Stock, the essential terms and the conditions of which are as follows: each such holder shall receive a Stock Warrant: Old Common Stock, with a five
(5) year term, entitling the holder to exercise the warrant, within its term, and acquire the holder's ratable portion of 116,000 shares of New Common Stock, at one hundred fifty percent (150%) of the offering price of said shares at the private placement offering. The shares acquired pursuant to the exercise of warrants shall be subject to dilution by the issuance of shares of New Common Stock to the holders of Class 7 Claims, Management Incentive Stock Options and the Stock Warrants: TBI.

         Q.    Further Actions. The Debtor and the Reorganized Debtor may make
               ---------------
and may cause its officers to make such other filings, to execute and to deliver such other documents and instruments and take such other actions as may be appropriate or advisable in connection with the Plan and the transactions contemplated by the Plan and as are not inconsistent with the Plan.

         R.    Effective Date Deadline Provisions.
               ----------------------------------

               1. The Effective Date shall not occur unless and until all of the conditions precedent set forth in the Plan are satisfied or waived by the Reorganized Debtor; and not later than ten (10) days after the Effective Date, the Reorganized Debtor shall file in the Case a certificate confirming that the Effective Date has occurred and shall serve such notice of the occurrence of the Effective Date upon all holders of Claims and/or Interests herein and parties in interest.

               2. If the Effective Date does not occur within the one hundred twenty (120) days after the date that the Confirmation Order has become final, unless extended pursuant hereto, then and in such event the Debtor shall file and serve on all holders of Claims and/or Interest and parties in interest a notice of non-occurrence of the Effective Date and all provisions of the Confirmation Order other than the Effective Date Deadline Provisions shall, notwithstanding 11 U.S.C. (S)1144, be deemed vacated on such date pursuant to Federal Rule 60(b)(5) made applicable by Bankruptcy Rule 9024; provided, however, that such shall not be deemed a motion for relief from judgment for purposes of Bankruptcy Rule 8002(b).

                                    ARTICLE V

                  EXECUTORY CONTRACTS, LEASES AND OTHER RIGHTS

         A.    Assumption. All executory contracts, unexpired leases, and
               ----------
contract and other rights subject to assumption/rejection pursuant to the Code shall be deemed assumed by the Debtor pursuant to Section 1123(b)(2) of the Bankruptcy Code unless a motion by the Reorganized Debtor/Liquidation Agent to reject such is filed on or prior to the one hundred eightieth (180th) day after the Effective Date. All cure payments that may be required under Section 365(b)
(1) of the Bankruptcy Code in connection with such assumption shall be made on the Effective Date.

         In the event of a dispute concerning (1) the amount of any cure payment, (2) the ability of the Reorganized Debtor to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the executory contract/or other right or the unexpired lease to be assumed or (3) any other matter pertaining to the assumption of an executory contract/or other right or an unexpired lease, the Reorganized Debtor shall make such cure payment or provide such assurance, as required, in accordance with Final Orders of the Bankruptcy Court.

         B.    Rejection. An Allowed Claim under an executory contract/or other
               ---------
right or an unexpired lease that has been rejected, if any, shall constitute a Class 4 Claim, if secured, or a Class 7 Claim, if unsecured. Any proof of Claim with respect to Claims arising from the rejection of an executory contract/or other right or an unexpired lease must be filed with the Bankruptcy Court within 30 days after the rejection pursuant to the Motion by the Reorganized Debtor/Liquidation Agent of such contract/or other right or such lease, or any such Claim shall be barred.

         C.    Assumption of Indemnification Obligations. The obligations of the
               -----------------------------------------
Debtor to indemnify its respective present and former directors and officers against any obligations pursuant to its certificate of incorporation, by-laws, applicable state law, specific agreements or any combination of the foregoing shall survive Confirmation, remain unaffected thereby, and not be discharged, irrespective of whether indemnification is owed in connection with an event occurring before, on or after the Filing Date; provided, however, that the foregoing assumption shall not affect any release of such obligations given to Debtor on or before the Effective Date, or to Reorganized Debtor after the Effective Date.

                                   ARTICLE VI

                                  DISTRIBUTIONS

         A.    Distributions. The Liquidation and/or Distribution Agent shall be
               -------------
responsible for making all of the distributions required to be made by the Reorganized Debtor under the Plan. All costs and expenses in connection with such distributions, including, without limitation, the fees and the expenses, if any, of the Liquidation and/or Distribution Agent, shall be borne by the Reorganized Debtor.

               On the Effective Date, the Debtor will reserve for the account of each creditor holding a Disputed Class 7 Claim, the New Common Stock that would otherwise be distributable to such creditor on the Effective Date in accordance with the Plan if such Disputed Class 7 Claim was an Allowed Claim. No interest or other amounts will accrue on the New Common Stock held in the Disputed Class 7 Claims Reserve. In calculating the amount to be held in the Disputed Class 7 Claims Reserve, the Debtor will (i) treat all liquidated Disputed Class 7 Claims as if allowed in full and (ii) make a good faith estimate of the amounts, if any, likely to be allowed in respect of contingent or unliquidated Class 7 Claims. If, and to the extent, any such Disputed Class 7 Claim became an Allowed Claim, the property so reserved for the creditor holding such Claim will be distributed to such creditor within thirty days of the date that such Disputed Class 7 Claim becomes an Allowed Claim. If, and to the extent, any such Disputed Class 7 Claim is disallowed by a Final Order of the Bankruptcy Court, then the property reserved for the disallowed portion of such Disputed Class 7 Claim will be distributed in the manner described under Article VII D.

         Neither the Reorganized Debtor nor the Liquidation and/or Distribution Agent shall be required to provide any bond in connection with the making of any distributions pursuant to the Plan.

         B.   Date of Distribution. The Liquidation and/or Distribution Agent
              --------------------
shall make each required distribution by the date stated in the Plan with respect to such distribution. Any distribution required to be made on the Effective Date or the date on which a Claim becomes an Allowed Claim shall be deemed to be made on such date, if made as soon as practicable after such date and, in any event, within 30 days after such date.

         C.   Undeliverable Distributions. If a distribution is returned to the
              ---------------------------
Liquidation and/or Distribution Agent as undeliverable, the Liquidation and/or Distribution Agent shall hold such distribution and shall not be required to take any further action with respect to the delivery of the distribution unless and until the earlier of (1) the date on which the Liquidation and/or Distribution Agent is notified in writing of the then current address of the holder entitled to receive the distribution and (2) the date on which the distribution reverts to the Reorganized Debtor in accordance with the Plan. If the Liquidation and/or Distribution Agent is notified in writing of the then current address of the holder prior to date on which the distribution reverts to the Reorganized Debtor, the Liquidation and/or Distribution Agent shall promptly make the distribution required by the Plan to the holder at the then current address.

              The Liquidation and/or Distribution Agent shall not be entitled to vote any securities which the Distribution Agent holds as undeliverable.

         D.   Surrender and Cancellation of Instruments. As a condition to
              -----------------------------------------
receiving any distribution pursuant to the Plan, each holder of an Old Credit Agreement, Old ECI Notes, Old Unsecured Notes, Old TBI Loan Agreement, Old Warranty Agreement, and any notes, leases, or instruments evidencing Class 5 and 6 Claims, share certificate, or other instrument evidencing a Claim or Interest (other than certificates representing the Company Common Stock as of the Record
Date) must surrender such note, credit, or warranty agreement, share certificate or other instrument to the Liquidation and/or Distribution Agent or deliver to the Reorganized Debtor or the Liquidation and/or Distribution Agent, as the case may be, an affidavit of loss and indemnity (in form and substance satisfactory to the Reorganized Debtor), in all cases, in proper form for transfer. In accordance with the provisions of Section 1143 of the Bankruptcy Code, any holders of such Claims or Interests as of such Record Date that fail to surrender such documents, share certificates or other instruments within two years from the Confirmation shall be deemed to have forfeited all rights, Claims and Interests and shall not participate in any distribution under the Plan.

              On the Effective Date, (1) all such Old Agreements, share certificates or other instruments shall be canceled and (2) the Company's obligations under such Old Agreements, share certificates and other instruments (together with, in the case of the Old Credit Agreement, Old ECI Notes, Old Unsecured Notes, Old TBI Loan Agreement, Old Warranty Agreement, and any notes, leases, or instruments evidencing Class 6 and 7 Claims and the other documents governing such Old Agreements) shall be discharged.

         E.   Manner of Payment. At the option of the Reorganized Debtor and/or
              -----------------
Distribution Agent, distributions may be made in cash, by wire transfer or by a check drawn on a money center bank. Distributions of New Securities shall be made by the issuance and the authentication of such shares of New Common Stock .


         F.   Fractional Shares. No fractional shares of New Common Stock shall
              -----------------
be issued under the Plan. Each holder otherwise entitled to an amount of the New Common Stock that includes fractional amounts shall receive either one whole share (if such fraction is equal to, or greater than one-half) or no share (if such fraction is less than one-half) in lieu of fractional amount.

         G.   Compliance with Tax Requirements. The Reorganized Debtor shall
              --------------------------------
              comply with all withholding and reporting requirements imposed by federal, state or local taxing authorities in connection with making distributions pursuant to the Plan.

         In connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) and/or withholding is required, the Reorganized Debtor shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution, and/or any such withholding and deposit all moneys so withheld to the extent required by law. With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Reorganized Debtor (or the Liquidation and/or Distribution Agent), the Reorganized Debtor may, at its sole option, withhold the amount required and distribute the balance to such Person or decline to make such distribution until the information is received; provided, however, the Reorganized Debtor shall not be obligated to liquidate -------- ------- New Common Stock to perform such withholding.

         H.   Allocation Between Principal and Interest. The consideration paid
              -----------------------------------------
to holders of Old Agreements evidenced by a note shall be allocated first to accrued but unpaid interest and next to principal on the Old Agreements.

         I.   Distribution of Unclaimed Property. If any Person entitled to
              ----------------------------------
receive cash or New Securities pursuant to the Plan does not present itself on the Effective Date or on such other date on which such Person becomes eligible for distribution of such cash or securities, such cash or New Securities shall be set aside and (in the case of cash) held in a segregated interest-bearing fund to be maintained by the Liquidation and/or Distribution Agent. If such Person presents itself within two years following the Confirmation Date, such cash or New Securities, together with any interest or dividends earned thereupon, shall be paid or distributed to such Person. If such Person does not present itself within two years following the Confirmation Date, any such cash or securities and accrued interest or dividends thereon shall become the property of, and shall be released to, the Reorganized Debtor. Nothing contained in the Plan shall require the Reorganized Debtor to attempt to locate such Persons.

         J.   Setoff. The Reorganized Debtor (or Liquidation and/or Distribution
              -------
Agent) may, but is not required to, setoff against any Claim and the payment to be made pursuant to the Plan in respect of such Claim, any Claims of any nature which the Reorganized Debtor may have against the holder of such Claim. Neither the failure by a Reorganized Debtor to effect such a setoff nor the allowance of any Claim shall constitute a waiver or a release of any Claim which the Reorganized Debtor may have against the holder of a Claim.

         K.   Record Date. Only holders of Notes evidenced by Old Agreements and
              -----------
Old Common Stock as of the Record Date will be entitled to receive distributions under the Plan. As of the close of business on the Record Date, claims evidenced by Old Agreements and Old Common Stock transfer ledger as maintained by, or on behalf of, the Debtor shall be closed and the Reorganized Debtor (Liquidation and/or Distribution Agent) shall have no obligation to recognize any transfer of the Old Common Stock or the claims evidenced by Old Agreements occurring thereafter.

                                   ARTICLE VII

                  PROCEDURES FOR RESOLVING CLAIMS AND INTERESTS

         A.   Bar Dates for Claims Generally. Each holder of a Claim (other than
              ------------------------------
an Administrative Claim) shall file, or shall have filed, a proof of Claim with the Bankruptcy Court (1) no later than April 4, 2001, or (2), to the extent such holders were not subject to such bar date, (a) within 30 days after the Effective Date or (b) by such other date as may be established by the Bankruptcy Court. Any holder who does not file a proof of Claim within the applicable time period shall be forever barred from asserting its Claim unless, and to the extent such Claim is listed by the Debtor in its Schedules as liquidated in amount, not disputed and not contingent.

         B.   Bar Dates for Administrative Claims.
              -----------------------------------

              1. Professional Persons. All applications for final compensation
                 --------------------
of professional persons employed by the Debtor, any Official Committee or otherwise, pursuant to orders entered by the Bankruptcy Court on account of services rendered prior to the Effective Date, and all other requests for payment of administrative costs and expenses incurred prior to the Effective Date pursuant to Code Sections 507(a)(l,) or 503(b) (except for claims for taxes, trade debt and customer deposits and credits incurred in the ordinary course of business after the Petition Date) shall be filed with the Bankruptcy Court no later than 45 days after the Effective Date. Any such claim which is not filed with Reorganized Debtor and the Bankruptcy Court within this time deadline shall be forever barred. No such claim shall be allowed for any bonus or premium. Objections to administrative claims of professionals seeking reimbursement from the estate timely filed under this section must be filed no later than 20 days after the filing of any such claim.

              2. Reimbursement of Professional Fees/Expenses. Claimants
                 -------------------------------------------
asserting a Claim for reimbursement of professional fees and expenses, including legal, accounting and other professional fees, payment of which is provided for in the Plan, shall submit to the Debtor and any Official Committee not later than 10 days after the Confirmation Date a notice of a good faith estimate amount of such fees and expenses to be sought by such claimant (the "Reimbursed Claim Notice"). Such estimate, if provided in good faith, shall not limit the amount the claimant is entitled to be reimbursed hereunder. Not later than 45 days after the Effective Date, each claimant shall submit a request for payment of such fees and expenses, accompanied by a statement setting forth the total amount of the fees and expenses to be paid to such claimant with reasonable supporting detail. If the Debtor or Reorganized Debtor, as the case may be, and any Official Committee do not object to the reasonableness of the request within 20 days of receipt of same, Reorganized Debtor will pay the amounts set forth in the request on the eleventh day after such twentieth day. Claims by a claimant for reimbursement of professional fees and expenses shall not be required to conform to the requirements applicable to fee applications submitted to the Bankruptcy Court in this case but shall include such information as the Debtor or Reorganized Debtor, as the case may be, and any Official Committee may reasonably require. To the extent a timely objection is filed and not subsequently withdrawn, the reasonableness of such Claim shall be determined by the Bankruptcy Court. Any such claimant who fails to file a Claim for reimbursement of professional fees and expenses within 45 days following the Effective Date shall be forever barred from asserting the claim.

              3.   Other Administrative Claims. Except as otherwise provided
                   ---------------------------
herein, all requests for payment of Administrative Claims, other than Fee Claims and Administrative Claims incurred and paid in ordinary course, must be filed with the Bankruptcy Court within 30 days after the Effective Date. Any holder of such an Administrative Claim that does not file a request for payment within such a 30-day period shall be forever barred from asserting its Administrative Claim.

     C. Prosecution of Objections.
        -------------------------

              1. The Reorganized Debtor and/or Liquidation Agent and any other party in interest shall have the authority (1) to object to Claims against, and Interests in, such Reorganized Debtor, and (2) to litigate any Claim or any Interest to Final Order, to settle or to compromise any Claim or any Interest or to withdraw any objection to any Claim or any Interest (other than a Claim or an Interest that is deemed to be allowed pursuant to the Plan or a Final Order).

              2. Unless another date is established by the Bankruptcy Court or the Plan, any objection to a Claim or an Interest shall be filed with the Bankruptcy Court and served on the holder of such Claim or Interest within 180 days after the later of (1) the Effective Date and (2) in the case of a Claim, the date that a proof of Claim with respect to such Claim is filed or is deemed to have been filed with the Bankruptcy Court. The Reorganized Debtor and/or Liquidation Agent shall have the right to petition the Bankruptcy Court for an extension of such date if a complete review of such Claim or Interest cannot be completed by such date.

              3. If no objection has been filed to a Claim or an Interest (other than a Fee Claim which shall be allowed only by order of the Bankruptcy Court) within the applicable period, the Claim or the Interest shall be treated as an Allowed Claim or an Allowed Interest, as the case may be, to the extent that the Claim or the Interest has not been previously allowed or disallowed by the Bankruptcy Court.

     D.        Treatment of Disputed Claims and Disputed Interests. Disputed
               ---------------------------------------------------
Claims and Disputed Interests shall be treated in the following manner:

              1.   No Distribution Pending Allowance. If any portion of a Claim
                   ---------------------------------
is a Disputed Claim, no payment or distribution provided under the Plan shall be made on account of the portion of such Claim that is a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim but the payment or distribution provided for under the Plan shall be made on account of the portion of such Claim that is an Allowed Claim.

              2.   Disputed Class 7 Claims Reserve. Notwithstanding anything
                   -------------------------------
else to the contrary in this Article VII D., on the Effective Date, the Reorganized Debtor, Liquidation Agent and/or Distribution Agent shall deposit into the Disputed Class 7 Claims Reserve, the New Common Stock that would otherwise have been distributed to holders of Disputed Claims which, if allowed on the Effective Date, would have been Class 7 Claims (each, a "Disputed Class 7 Claim") in accordance with the Plan as if such Disputed Class 7 Claims were Allowed Claims. No interest or other amounts shall accrue on New Common Stock held in the Disputed Class 7 Claims Reserve. In calculating the amount to be held in the Disputed Class 7 Claims Reserve, the Reorganized Debtor shall (a) treat all liquidated Disputed Class 7 Claims as if allowed in full and (b) make a good faith estimate of the amounts, if any, likely to be allowed with respect to contingent or unliquidated Class 7 Claims. If, and to the extent, any such Disputed Class 7 Claim becomes an Allowed Claim, the property so reserved for the creditor holding such Claim shall be distributed to such creditor within thirty (30) days of the date that such Disputed Class 7 claim becomes an Allowed Claim.

              In the event that, after the Effective Date, a Disputed Claim is disallowed in whole or in part, the Reorganized Debtor shall distribute (or cause the Distribution Agent to distribute) the property held in reserve for the disallowed portion of such Disputed, Class 7 Claim as follows: (a) such property shall be distributed to holders of Allowed Class 7 Claims; (b) such distribution shall be based on the applicable Ratable Share of each such holder, as adjusted to take into account the disallowance or the allowance of all Disputed Claims since the Effective Date; and (c) such distribution shall be made on November 30, 2001, May 31, 2002 and on November 30 and May 31 of each following year (each such date, a "Distribution Date"), to the extent a Disputed Class 7 claim has been allowed in whole or in part since the Effective Date or the last Distribution Date, as the case may be, until the earlier of (i) the date on which all Disputed Class 7 Claims have been resolved and (ii) less than 15,000 shares of New Common Stock are on deposit in the Disputed Class 7 Claims Reserve. If, at any time after the Effective Date, the number of shares of New Common Stock held in the Disputed Class 7 Claims Reserve is less than 15,000, the remaining shares of New Common Stock held in such reserve shall, at the option of the Reorganized Debtor, be canceled or treated as treasury stock.

              3.   No Other Reserves. The Reorganized Debtor shall not be
                   -----------------
required to establish a reserve with respect to any class of Disputed Claims or Disputed Interests other than Class 7 Disputed Claims.

              4.   Method of Resolution - General. Each Disputed Claim (other
                   ------------------------------
than a Disputed Claim which involves a personal injury, property damage or wrongful death claim) and each Disputed Interest shall be resolved by the Bankruptcy Court.

              5.   Method of Resolution - Litigation and Warranty Claims. Each
                   ------------------------------------------------------
Disputed Claim involving a Litigation Claim or a Warranty Claim shall be resolved in the following manner:

                   a. Information Assembly. Within 30 days after the Effective
                      --------------------
Date, the Reorganized Debtor shall mail to each holder of such a Disputed Claim a form prepared by Reorganized Debtor, requesting such information as Reorganized Debtor believes is necessary to evaluate such Disputed Claim.

                   No later than 30 days after each holder of such a Disputed Claim receives such form, the holder shall return the completed form to Reorganized Debtor and/or Distribution Agent. The completed form must be signed, under penalty of perjury, by the holder and the holder's counsel if any, and the signature of the holder must be notarized. Each form must have the following documentation attached to such form:

                             (i) For Warranty Claims: (A) copies of all warranty
                   agreements, (B) copies of all product inspection and testing reports, (C) copies of all expenditures made by the holder of a warranty claim to repair the Debtor's product, (D) copies of all invoice and bills of sale evidencing the purchase of the Debtor's product, (E) copies of all expert reports related to product inspection, costs or related data, (F) copies of all estimates of cost to properly repair the product pursuant to the Warranty Agreement terms, and (G) copies of all pictures of observable details of the defective material and/or parts of the product.

                             (ii) For Litigation Claims, (A) copies of all
                   contracts, invoices and other records, (B) copies of all expert reports, (C) copies of the pleadings, document requests, interrogatories, and depositions, and (D) copy of any damage calculation with supporting source documentation.

                 If the form is not returned in accordance herewith within the required 30-day period, the Disputed Claim shall be deemed disallowed.

                 Within 90 days from the date on which such Reorganized Debtor and the Distribution Agent, if any, receive a form returned in accordance herewith, such Reorganized Debtor shall:

                             (i) offer to settle the Disputed Claim;

                             (ii) deny the D isputed Claim; or

                             (iii) request additional information from the
                   holder of the Disputed Claim, including, without limitation, for Warranty Claims, submission to an independent technical inspection.

             If an offer of settlement is made, the holder must accept or reject the offer of settlement within 30 days after the offer of settlement is made. If the offer of settlement is not accepted or rejected within such 30-day period, the Disputed Claim shall be deemed disallowed. If the holder accepts the offer of settlement, the Disputed Claim shall be deemed allowed on the date on which such Reorganized Debtor, as the case may be, receives notice of such acceptance.

             If additional information is requested, the holder must provide such additional information within 30 days of the request. If the holder fails to provide such additional information within such 30-day period, the Disputed Claim shall be deemed disallowed. If the requested additional information is provided within such 30-day time period, the Reorganized Debtor must make an offer of settlement or deny a Disputed Claim within 90 days after it receives such additional information.

             If a holder of a Disputed Claim rejects an offer of settlement within 30 days after the offer of settlement is made or the Disputed Claim is denied, the holder shall notify the Reorganized Debtor and the Distribution Agent, if any, that mediation is requested. If a holder fails to request mediation, the Disputed Claim shall be deemed disallowed.

             b. Mediation. Each such Disputed Claim for which mediation is
                ---------
requested shall be submitted to mediation by a mediator assigned by the Bankruptcy Court. Such mediator shall work with all Persons involved to negotiate a mutually satisfactory resolution with respect to the Disputed Claim. Within 30 days of the date on which a mediator is appointed, the mediator shall schedule a mediation conference in Oklahoma City, Oklahoma at which all Persons involved shall either (i) appear personally or (ii) be represented by a Person authorized to enter into a binding settlement agreement on behalf of such involved Person. The mediator shall give each such involved Person at least 10 days prior written notice of the date, the time and the place of the conference. If any Person which has received notice of such mediation (or his, her or its designated representative) fails to appear at such mediation conference, any other Person may petition the Bankruptcy Court for an award of costs, including, without limitation, reasonable attorneys' fees against the non-attending Person. In addition, if the holder or the holder's counsel, if any, fails to attend, the Disputed Claim shall be deemed disallowed.

             At the conclusion of the mediation conference, each Person (or its designated representative) shall sign before the mediator a statement to the effect that (i) the Disputed Claim has been, resolved by mutual agreement (subject to approval of the Bankruptcy Court) and the basis of such resolution,
(ii) that the Disputed Claim shall be submitted to binding arbitration or (iii) that the Disputed Claim shall proceed before the Western District Court.

             c. Arbitration. If a Disputed Claim is submitted to binding
                -----------
arbitration, the Disputed Claim shall be resolved by binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. No Person involved in such arbitration shall be permitted to appeal any award except as expressly permitted by Section 10 of the Federal Arbitration Act, as amended, and there shall be no right to a de novo trial subsequent to the arbitration.

             d. Trial. Upon compliance with the procedures set forth in this
                -----
Section, the holder of a Disputed Claim subject to this Section shall have the right to pursue such Disputed Claim in a federal Western District Court in accordance with 28 U.S.C.(S)157(b)(5) and the Federal Rules, of Civil Procedure. Any case filed prior to the Filing Date shall be transferred from the forum in which it is pending to the Western District Court. All Disputed Claims which are to be litigated shall be prosecuted in the federal Western District Court.

                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

     Conditions to Consummation. The Plan shall not become effective unless and
     --------------------------
until each of the foIlowing conditions have been satisfied or have been waived in accordance with this Article VIII:

     A. Entry of the Confirmation Order. The Plan shall have been confirmed by
        -------------------------------
the Bankruptcy Court and the Confirmation Order shall be a Final Order.

     B. New Common Stock Private Placement Agreement Executed and Performed. The
        -------------------------------------------------------------------
New Common Stock Private Placement Agreement shall have been entered into and all conditions to the effectiveness thereof shall have been satisfied or waived, by the date on which the Confirmation Order is entered. Further, TBI shall have performed pursuant to said Agreement and, no later than the Effective Date, shall have sold, on a private placement basis, not less than 2,000,000, nor more than 2,250,000 shares of the New Common Stock, at the offering price of $ 2.00 per share, and the proceeds of said sale escrowed pending consummation of the Plan and disbursement of said proceeds pursuant to the Plan. Details of the New Stock Placement Agreement and performance thereunder appear as Article IX hereafter.

     C. Formation of the Liquidating Trust. The Liquidating Trust shall have
        ----------------------------------
been formed and the Liquidation Agent vested with the authority to liquidate the Trust's assets and all property vested in the Trust, as provided by the Plan.

     D. Other Agreements. All other agreements contemplated by, or entered into
        ----------------
pursuant to, the Plan, including, without limitation, the Plan Documents, shall have been duly and validly executed, and delivered by the parties thereto and all conditions to their effectiveness shall have been satisfied or waived.

     The Reorganized Debtor may waive at any time, without notice, leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan, any condition precedent to consummation and effectiveness of the Plan; provided, however, that the Debtor may not waive the
                           --------  -------
conditions precedent specified in Article VIII insofar as they relate to the execution, delivery and effectiveness of the New Common Stock Private Placement Agreement, the Plan Documents, and the Liquidating Trust Agreement.

                                   ARTICLE IX

                THE NEW COMMON STOCK PRIVATE PLACEMENT AGREEMENT

     1.      Summary. The cash necessary to fund the Plan of Reorganization is
             -------
to be provided by the sale of New Common Stock of the Company, pursuant to the New Common Stock Private Placement Agreement. Pursuant to that Agreement, TBI, a Creditor of the Debtor, is to be engaged by Debtor to use its best efforts, in serving as Placement Agent for the Company, in selling not less than 2,000,000, nor more than 2,250,000 shares of New Common Stock at an offering price of $ 2.00, cash, per share, to yield gross proceeds of not less than $ 4,000,000, nor more than $4,500,000. TBI is to commence its efforts, immediately, when all of the following have occurred: Debtor has executed the New Common Stock Private Placement Agreement; the Bankruptcy Court has approved Debtor's entry into the New Common Stock Private Placement Agreement, and such order is a Final Order; the Bankruptcy Court has approved Debtor's retention as its Placement Agent, pursuant to Section 330, Bankruptcy Code, and such order is a Final Order; and the Bankruptcy Court has entered its Confirmation Order and such order is a Final Order.

     2.      Compensation of TBI. Upon closing of the private placement offer,
             -------------------
which shall be not later than the Effective Date (unless extended, as provided hereafter), and, conditioned upon all other conditions precedent to consummation of the Plan, upon payment of the proceeds of the sale of New Common Stock to Debtor, for funding of the Plan of Reorganization, TBI shall be compensated as follows, without requirement of Court approval, approval of entry into the New Common Stock Private Placement Agreement being deemed approval of any payment referenced hereafter:

             a. Cash Fee. Debtor shall pay to TBI a cash fee, equal to eight
                --------
percent (8%) of the gross proceeds realized from the private placement of the New Common Stock.

             b. Stock Warrants. Debtor shall issue to TBI stock warrants,
                --------------
effective for five (5) years from the date of closing of the private placement offering, to purchase shares of the Company's New Common Stock, equal to ten percent (10%) of the number of shares of the Company's New Common Stock sold in the private placement, at a price equal to 120% of the initial offering price of said New Common Stock.

             c. Monthly Consultative Fee. Debtor shall pay to TBI, at the first
                ------------------------
day of each month following the completion of the private placement offering, a fee of $7,500 for advising, consulting with and assisting the Company in the maintenance of a market for the New Common Stock, and its continued marketability and value. TBI shall receive not less than 12 monthly payments. At the end of one year from the Effective Date, TBI's directors, in their sole discretion, shall determine whether any extension of the consultative service engagement is necessary; if such is determined to be necessary, the Company agrees to continue the payment of Monthly Consultative Fee for such additional term, not to exceed 12 months.

             d. Default Fee. The Company is obligated to use its best efforts to
                -----------
bring about the consummation of the Plan, and closing of the private placement offering. In the event that the

Company fails to consummate the Plan, and the private placement offering is not closed, then Debtor shall pay to TBI a default fee of $50,000, in the place and stead of other fees.

             e. Extensions of Closing Date: Private Placement Offering. Although
                ------------------------------------------------------
it is contemplated that TBI will be able to sell the entire private placement offering on or before the Effective Date herein, in the event that TBI is unable to do so, but certifies to Debtor and any official committee appointed in these proceedings, that TBI will be able to complete the offering within a time certain, not to exceed: an additional 60 days, then, upon the agreement of Debtor, and such notice and hearing and approval of the Bankruptcy Court, if any, as required by the Bankruptcy Code and Rules, the time for closing the private placement offering may be extended for not more than an additional 60 days. Not more than two such extensions shall be granted.

             f. Sales After Effective Date. Should Debtor fail to close the
                --------------------------
private placement offering for the amount of shares contemplated: 2,000,000, but continues efforts to sell said minimum amount of shares, then Debtor shall pay to TBI eight percent (8%) of the cash proceeds of any subsequent sales of New Common Stock to any party introduced to Debtor by TBI, received by Debtor subsequent to the closing of the private placement offering, provided that: such proceeds are received by the Debtor within 12 months of the date TBI made the introduction, and that TBI has promptly notified Debtor of the making of such introduction.

             g. Expense Reimbursement Upon Closing of Private Placement
                -------------------------------------------------------
Offering. Debtor will reimburse TBI, without requirement of approval or
--------
allowance by the Bankruptcy Court, upon presentation of a verified statement of TBI concerning its expenses of the private placement offering, up to $50,000 of TBI's reasonable expenses directly incurred regarding the private placement offering, which may include the reasonable fees and expenses of TBI's counsel upon closing of the offering. Said payment shall be due upon closing of the offering, as an expense of the offering, and payable from the gross proceeds of the sale of New Common Stock.

             h. Agreement of Indemnification with Reference to the Private
                ----------------------------------------------------------
Placement Offering. Debtor shall furnish TBI with an agreement of
------------------
indemnification with regard to certain risks incident to the private placement offering, in such form and with such content as acceptable to TBI, in its sole discretion, which agreement shall be appended to the New Common Stock Private Placement Agreement, incorporated by reference therein, and made a part thereof.

     3.      Obligations of TBI. TBI shall be obligated to bear its own expenses
             ------------------
of marketing the sale of shares of New Common Stock in the private placement offering, and counsel for TBI shall prepare, at TBI's expense, a Private Placement Memorandum regarding the offering.

     4.      Representations and Warranties of Debtor. Debtor will make such
             ----------------------------------------
representations, warranties and covenants to investors and TBI, as TBI normally and customarily receives from entities which it represents in private placement offerings.

                                    ARTICLE X

            CONFIRMABILITY AND SEVERABILITY OF THE PLAN AND CRAMDOWN

     If all of the applicable requirements for confirmation of the Plan are met as set forth in Section 1129(a) of the Bankruptcy Code except paragraph (8) thereof, the Debtor may, at its option, amend the Plan as necessary to request the Bankruptcy Court to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code, notwithstanding the requirements of paragraph (8) of Section 1129(a) of the Bankruptcy Code, provided that the Plan as so amended, is fair and equitable and does not discriminate unfairly with respect to any impaired Class or Classes that have not accepted the Plan. The right of the Debtor to modify the Plan under this Article IX does not limit the ability of the Debtor to modify the Plan under Article XII A.

                                   ARTICLE XI

                     EFFECTS OF THE CONFIRMATION OF THE PLAN

     A. Binding Effect. The provisions of the Plan shall bind all holders of
        --------------
Claims and Interests, whether or not any such holder has accepted the Plan.

     B. Discharge. Except as otherwise expressly provided herein, the
        ---------
confirmation of the Plan shall, provided the Effective Date shall have occurred, discharge all Claims and Interests to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the fullest extent authorized or provided for by Section 524 of the Bankruptcy Code, and on the Effective Date, the Reorganized Debtor shall be and hereby is discharged and released from any and all Claims that arose before the Confirmation Date, including, without limitation, any debts of a kind specified in 11 U.S.C.
(S)(S)502(g), 502(h) or 502(i), whether or not (i) a proof of Claim based upon such debt is filed or deemed filed, or (ii) a Claim based on such debt is allowed under 11 U.S.C. (S)502.

     C. Vesting of Assets: Reservation of Claims. Except as expressly provided
        ----------------------------------------
in, and governed by, the Plan or the Confirmation Order, on the Effective Date, the Bank's Core Assets and the Core Assets shall vest in the Reorganized
Debtor, and all other assets and property of the Debtor's Estate shall vest in the Liquidating Trust, including, but not limited to: all Non-Core Assets, which are not abandoned; and except as provided in the Estate Release, all causes of action arising under Chapter 5 of the Bankruptcy Code; all Claims against third parties; all other causes of action against third parties, and all other causes of action and rights belonging to or in favor of the Debtor, including, without limitation, under Section 502, Section 544, Section 545, Section 547, Section 548 and Section 549 of the Bankruptcy Code, are hereby preserved and retained for assertion and enforcement solely and exclusively by, and in the discretion of, the Reorganized Debtor or Liquidating Trust and shall revest in the Reorganized Debtor and/or the Liquidating Trust on the Effective Date. Such property and/or assets shall vest in Reorganized Debtor or the Liquidating Trust, as the Plan may provide, free and clear of any and all liens, claims, encumbrances or other rights asserted in said property and/or assets (however the aforesaid shall be described/denominated) which is claimed to have arisen and/or been created before the date of the

Confirmation Order, whether with respect to any action, omission, liability or otherwise of the Debtor, however described or denominated.

        D.   Injunction. Except as otherwise expressly provided in, and governed
             ----------
by, the Plan, the entry of the Confirmation Order shall, provided that the Effective Date shall have occurred, permanently enjoin all Persons that have held, currently hold or may hold a Claim, or other debt or liability that is discharged pursuant to the Plan or who have held, currently hold or may hold an Interest that is terminated pursuant to the Plan from taking any of the following actions in respect of such discharged Claim, debt or liability or such terminated Interest:

             (1) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against the Reorganized Debtor or Liquidating Trust or the property of the Reorganized Debtor or Liquidating Trust;

             (2) enforcing, levying, attaching, collecting or recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree or order against the Reorganized Debtor or the property of the Reorganized Debtor or the Liquidating Trust;

             (3) creating, perfecting or enforcing in any manner, directly or indirectly, any lien or any security interest of any kind against the Reorganized Debtor or the property of the Reorganized Debtor or Liquidating Trust;

             (4) asserting a setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to the Reorganized Debtor or the property of the Reorganized Debtor or Liquidating Trust;

             (5) commencing or, continuing any action in any manner or in any place that does not comply with, or is inconsistent with, the Plan.

             The Confirmation Order shall further provide that injunctions or stays: (a) ordered or imposed in this Case pursuant to 11 U.S.C. (S)105(a) or
(S)362(a) or otherwise, and (b) in existence on the Confirmation Date, shall, except as otherwise provided in the Plan, remain in full force and effect until the Effective Date.

        E.   Warranty Claims. Confirmation of the Plan shall not discharge the
             ---------------
duty of the Reorganized Debtor under any contract for warranty to continue to provide warranty coverage to all parties covered under the contract of warranty in accordance with the terms and subject to the Plan.

        F.   Judgments. On the Effective Date any judgment at any time obtained,
             ---------
to the extent that such judgment is a determination of the personal or corporate liability of the Reorganized Debtor with respect to any debt discharged hereunder, shall be, and hereby is, rendered null and void.

                                   ARTICLE XII

                            RETENTION OF JURISDICTION

     Notwithstanding entry of the Confirmation Order or the Effective Date having occurred, the Bankruptcy Court shall retain jurisdiction over the Case and any proceedings arising from, or relating to the Case, pursuant to Section 1142 of the Bankruptcy Code and Section 1334 of Title 28 of the United States Code, to the fullest extent permitted by the Bankruptcy Code and any other applicable law, including, without limitation, such jurisdiction as is necessary to ensure that the purposes and the intent of the Plan are carried out. Without limiting the generality of the foregoing, the Bankruptcy Court shall retain the following jurisdiction:

     A. Determinations regarding Executory Contracts, Leases and Other Rights.
        ---------------------------------------------------------------------
The Bankruptcy Court shall retain the jurisdiction to hear and to determine any motions pending before the Bankruptcy Court on the Effective Date to reject any executory contract, contract or other right, or unexpired lease which is subject to assumption/rejection pursuant to the Code, to which Debtor is a party or with respect to which Debtor may be liable, and to hear and to determine the allowance of any Claim resulting therefrom.

     B. Pending Motions and Adversary Proceedings. The Bankruptcy Court shall
        -----------------------------------------
retain the jurisdiction to determine any adversary proceedings, applications, contested matters and other litigated matters that are pending on the Effective Date or that may be commenced thereafter as provided in the Plan.

     C. Distributions. The Bankruptcy Court shall retain the jurisdiction to
        -------------
ensure that distributions to the holders of Allowed Claims and Allowed Interests are accomplished as provided in the Plan.

     D. Claim Determinations. The Bankruptcy Court shall retain the jurisdiction
        --------------------
to hear and determine objections to, or requests for estimation of, Claims, including, without limitation, any objections to the classification of any Claim, in whole or in part.

     E. Stay Matters. The Bankruptcy Court shall retain the jurisdiction to
        ------------
enter and to implement such orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, revoked, modified or vacated.

     F. Support of Plan. The Bankruptcy Court shall retain the jurisdiction to
        ---------------
issue appropriate orders in aid of the execution of the Plan and to enforce the Confirmation Order and/or the discharge, or the effect of the discharge, provided to the Reorganized Debtor.

     G. Modifications. The Bankruptcy Court shall retain the jurisdiction to
        -------------
hear and to determine any applications to modify the Plan, to cure any defect or any omission in any order of the Bankruptcy Court or in the Plan, including, without limitation, the Confirmation Order, and to reconcile any inconsistency in any order entered by the Bankruptcy Court and the Plan, including, without limitation, the Confirmation Order.

     H. Compensation and Expense Determinations. The Bankruptcy Court shall
        ---------------------------------------
retain the jurisdiction to hear and to determine any applications for compensation and reimbursement of expenses of professionals and members of any Official Committee (and, if applicable, the Unofficial Committee) under Section 330, Section 331, Section 503(b), Section 1103 and/or Section 1129(a)(4) of the Bankruptcy Code.

     I. Resolution of Controversies. The Bankruptcy Court shall retain the
        ---------------------------
jurisdiction to hear and to determine and resolve any disputes arising in connection with the interpretation, the implementation or the enforcement of the Plan.

     J. Other Plan Related Matters. The Bankruptcy Court shall retain the
        --------------------------
jurisdiction to hear and to determine other issues presented by, arising under, or related to, the Plan and other matters related to the Plan and not inconsistent with the Bankruptcy Code.

     K. Final Decree. The Bankruptcy Court shall retain the jurisdiction to
        ------------
enter a final decree closing the Case.

     L. Recovery of Assets. The Bankruptcy Court shall retain the jurisdiction
        ------------------
to enter such orders as may be appropriate in connection with the recovery of the assets of the Debtor, the Liquidating Trust, and the Estate wherever located.

     M. Tax Related Matters. The Bankruptcy Court shall retain the jurisdiction
        -------------------
to hear and to determine any motions or contested matters involving taxes, tax refunds, tax attributes and tax benefits and similar or related matters with respect to the Debtor arising prior to the Effective Date or relating to the administration of the Cases, including, without limitation, matters involving federal, state and local taxes in accordance with Section 346, Section 505 and
Section 1146 of the Bankruptcy Code.

     N. Other Determinations. The Bankruptcy Court shall retain the jurisdiction
        --------------------
to determine any other matter not inconsistent with the Bankruptcy Code.

                                  ARTICLE XIII

                          MISCELLANEOUS PLAN PROVISIONS

     A. Modification of the Plan. From the date that the Disclosure Statement is
        ------------------------
approved until Confirmation, the Plan may be modified if: (i) the relevant creditors' committee agrees that the proposed modification does not adversely change the treatment of any Claim; or (ii) the Bankruptcy Court, after notice and a hearing, finds that the proposed modification does not adversely change the treatment of the Claim of any Creditor. Notwithstanding the foregoing, if any Class hereunder does not accept the Plan, then before, at, or during the Confirming Hearing, the Debtor may propose, subject to the approval of the Bankruptcy Court, to modify the provisions made for such Class or the Classification of such Class, which modification may be more favorable or less favorable to the holders of Claims or Interests in such Classes than the treatment set forth herein. Any such modification that adversely affects the treatment of a consenting Class of Claims must be approved by such Class, or approved by the Bankruptcy Court, to the extent required, after notice and a hearing and a finding, in accordance with Bankruptcy Rule 3019, that the proposed modification does not adversely change the treatment of any Claim of any consenting Class of Creditors. After entry of the Confirmation Order, the Debtor or Reorganized Debtor, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan in accordance with Section 1127(b) of the Code, or remedy any defect or omission or reconcile any inconsistency in the Plan or in the documents filed pursuant thereto in such manner as may be necessary to carry out the purpose and intent of the Plan, provided that any modification that changes the treatment of a Class of Claims must be approved by such Class, or approved by the Bankruptcy Court, to the extent required, after notice and a hearing and a finding, in accordance with Bankruptcy Rule 3019, that the proposed modification does not adversely change the treatment of any Claim of any consenting Class of Creditors. Notwithstanding any provision of this section nothing in this section shall affect the right of any Creditor or Creditors to object to any proposed modification of the Plan.

     B. Revocation of the Plan. The Debtor reserves the right, at any time prior
        ----------------------
to the Effective Date, to file a motion requesting authority from the Bankruptcy Court to revoke or withdraw the Plan because consummation of the Plan cannot be achieved. At the hearing to consider such a request, all parties in interest will be provided with the opportunity to be heard on this issue. In the event the Bankruptcy Court issues an order authorizing the revocation or withdrawal of the Plan, then except as provided in this section of the Plan, the Plan and the Confirmation Order shall be of no further force and effect. To the extent any executory contracts, contract or other rights or leases are to be assumed or rejected pursuant to the Plan or the Confirmation Order and to the extent that any Claim becomes an Allowed Claim or is disallowed pursuant to the Plan, then if the Plan is withdrawn or revoked, such assumption or rejection and such Claim allowance or disallowance shall be of no further force or effect.

     C. Exculpation. Neither the Debtor, Reorganized Debtor, the Committees, the
        -----------
Creditors, nor any of their respective officers, directors, employees, members or agents, nor any professional Persons employed by any of them (collectively the "Exculpated Persons"), shall have or incur any liability to any Person for any act taken or omission made in good faith in connection with or related to formulating, implementing, confirming or consummating the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created in connection with the Plan. The Exculpated Persons shall have no liability to any Creditors or Person for actions taken under the Plan, in connection therewith or with respect thereto in good faith including, without limitation, failure to obtain Confirmation of the Plan or to satisfy any condition or conditions, or refusal to waive any condition or conditions precedent to Confirmation or to the occurrence of the Effective Date. Further, the Exculpated Persons will not have or incur any liability to any holder of a Claim, holder of an Interest, other party-in-interest herein or any other Person for any act or omission in connection with or arising out of their administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct, and in all respects such persons will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

     D. Payment Dates. Whenever any payment to be made under the Plan is due on
        -------------
a day other than a Business Day, such payment shall instead be made, without interest, on the next following Business Day.

     E. Payment of Statutory Fees. All fees payable pursuant to Section 1930 of
        -------------------------
Title 28 of the United States Code, shall be paid as required by the Bankruptcy Code.

     F. Payment of Post-Petition Interest or Attorney's Fees. Unless otherwise
        -----------------------------------------------------
expressly provided in the Plan, or allowed by order of the Bankruptcy Court, the Debtor shall not be required to pay any holder of a Claim any interest occurring on or after the Filing Date, or any attorneys' fees, with respect to such Claim.

     G. Section 1146 Exemption. Pursuant to Section 1146(c) of the Bankruptcy
        ----------------------
Code, the issuance, transfer or exchange of any security under the Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by, the Plan or the revesting, transfer or sale of any real or personal property of the Debtor pursuant to, in implementation of, or as contemplated by, the Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee. The Confirmation Order shall provide that: pursuant to 11 U.S.C. (S)1146(c) all filing or recording officers; wherever located and by whomever appointed, are directed to accept for filing or recording, and to file or record immediately upon presentation thereof, all deeds, bills of sale, mortgages, leasehold mortgages, deeds of trust, releases of the same, leasehold deeds of trust, memorandum of lease, notices of lease, assignments, leasehold assignment, security agreements, financing statements, negative pledges and other instruments of absolute or collateral transfer without payment of recording tax, stamp tax, transfer tax or similar tax imposed by federal, state or local law.

     H. Post-Petition Solicitation. The Debtor, the Reorganized Debtor and their
        --------------------------
officers, agents, employees, representatives (however described/denominated) and counsel, TBI and its officers, agents, employees, representatives (however described/denominated) and counsel shall be entitled to all of the rights, benefits and protections of (S)1125(e), Bankruptcy Code, including, by example and not limitation, such rights, benefits and protections as they relate to the offer, issuance, sale or purchase of New Common Stock, Stock Warrants and Stock Options pursuant to the Plan.

     I. Dissolution of Committees. On the Effective Date, each Official
        -------------------------
Committee to the extent formed and appointed shall automatically dissolve and all members of such committees shall be discharged from all rights and all duties arising from, or related to, the Case.

     J. Governing Law. Except to the extent that the Bankruptcy Code or the
        -------------
Bankruptcy Rules are applicable, the Plan shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Oklahoma.

     K. Notices. After the Effective Date, any notice or other communication to
        -------
the Reorganized Debtor required or permitted under the Plan shall be in writing and shall be hand delivered or sent by certified or registered mail, postage pre-paid, return receipt requested, as follows:

                                Tower Tech, Inc.
                          11935 South I-44 Service Road
                         Oklahoma City, Oklahoma 73173
                          Attn: Robert Brink, President
                            Telephone: (405) 290-7788
                            Telecopy: (405) 979-2131

                                 with copies to:

    Holloway, Dobson, Bachman & Jennings Holloway, Dobson, Bachman & Jennings
                        One Leadership Square, Suite 900
                              211 N. Robinson Ave.
                            Oklahoma City, OK 73102
                   Attn: B. Wayne Dabney Attn: B. Wayne Dabney
                            Telephone: (405) 235-8593
                            Telecopy: (405) 235-1707


                               Holbrook & Toffoli
                           2200 First National Center
                              120 N. Robinson Ave.
                            Oklahoma City, OK 73102
                              Attn: Mark B. Toffoli
                           Telephone: (405) 232-8131
                            Telecopy: (405) 236-1286
                             Taglich Brothers, Inc.
                           1370 Avenue of the Americas
                             New York NY 10019-0000
                            Telephone: (800) 456-1220
                            Telecopy: (212) 509-6587

                                 with copies to:

                             Michael Paul Kirschner
                          The Kirschner Law Firm, P.C.
                           100 N. Broadway, Suite 3360
                            Oklahoma City, OK 73102

         After the Effective Date, any notice or other communication to a holder of a Claim or an Interest required or permitted under the Plan shall be hand delivered or shall be sent by certified or registered mail, postage pre-paid, return receipt requested, to the holder at the address set forth on any proof of claim filed by the holder or, if the holder has not filed or been deemed to have filed a proof of claim, at the last known address of the holder as reflected by the records of the Reorganized Debtor.

     A notice or other communication sent pursuant to this Article XII(J) shall be deemed given and received upon delivery if hand delivered and three business days after deposited in the United States mail if sent by registered or certified mail.

     L.      Indemnification Obligations: Directors and Officers Liability.
             -------------------------------------------------------------

             1. Upon and at all times after the Effective Date, the Reorganized Debtor's Articles of Incorporation shall contain provisions which (i) eliminate the personal liability of Reorganized Debtor's former, present and future directors for monetary damages resulting from breaches of their fiduciary duties to the fullest extent permitted by applicable law and (ii) require Reorganized Debtor, subject to appropriate procedures, to indemnify the Debtor's former, present and future directors and officers to the fullest extent permitted by applicable law.

             2. On or as of the Effective Date, Reorganized Debtor shall enter into written agreements with each person who is a director or officer of Reorganized Debtor as of the Effective Date providing for similar indemnification of such person and providing that no recourse or liability whatsoever with respect to the Plan or the consummation of the transactions contemplated thereby shall be had, directly or indirectly, by or in the right of the Debtor or Reorganized Debtor against such person.

     M.      Inconsistencies. In the event that there is any inconsistency
             ---------------
between the Plan and the Disclosure Statement, any exhibit to the Plan or any other instrument or document created or executed pursuant to the Plan, the Plan shall govern.

     N.      Severability. Subject to the rights of Classes of Creditors to
             ------------
assent to Plan modifications in accordance with Section XII.A. hereof, if the Bankruptcy Court determines at the Confirmation Hearing that any provision of the Plan is invalid or unenforceable, such provision shall be severable from the Plan and null and void and such determination shall in no way limit or affect the enforceability or operative effect of any or all other portions of the Plan, and the Bankruptcy Court, on the request of the Debtor, may modify or amend, or permit the Debtor to modify or amend such provision, in whole or in part, as necessary to cure any defect or remove any impediment to the confirmation of the Plan existing by reason of such provision.

     O.      Terms Binding. On the Effective Date, all provisions of the Plan,
             -------------
including all agreements, instruments and other documents filed in accordance with the Plan and executed in connection with the Plan, shall be binding upon the Debtor, Reorganized Debtor, all Claim and Interest holders, and all other entities which are affected in any manner by the Plan, and each of the aforesaid's respective heirs, executors, administrators, transferees, successors and assigns, however described or denominated. All agreements, instruments and other documents filed in connection with the Plan pursuant thereto shall have full force and effect, and shall bind all parties thereto as of the Effective Date, whether or not such exhibits shall actually be executed by parties other than Reorganized Debtor, issued, delivered or recorded on the Effective Date or thereafter.

     P. Objections to Claims or Interests. The failure by the Debtor to object
        ---------------------------------
to or examine any Claim or Interest for purposes of voting shall not be deemed a waiver of the right of Debtor, Reorganized Debtor, the Liquidating Trust or any other party-in-interest to object to or re-examine such Claim or Interest, in whole or in part.

     Q. Successors and Assigns. The rights of any Person named or referred to in
        ----------------------
the Plan shall inure to the benefit of, and the obligations of any Person named or referred to in the Plan shall be binding on, any heir, executor, administrator, successor or assign of such Person.

     R. Retention Of Causes Of Action. Pursuant to Section 1123(b)(3)(B) of the
        -----------------------------
Code, except as provided in the releases expressly set forth in the Plan, the Debtor and Reorganized Debtor, on behalf of themselves and holders of Allowed Claims and Allowed Interests, shall retain all Causes of Action which the Debtor had or had power to assert immediately prior to Confirmation of the Plan, including without limitation, actions for the avoidance and recovery pursuant to
Section 550 of the Code of transfers avoidable by reason of Sections 544, 545, 547, 548, 549 or 553(b) of the Code. All Causes of Action shall remain the property of the Debtor, Reorganized Debtor and Liquidating Trust. Nothing contained in the Plan shall constitute a waiver of the rights, if any, of the Debtor, Reorganized Debtor or Liquidating Trust to a jury trial with respect to any Cause of Action or objection to any Claim.

     S. Objections to Confirmation. The Confirmation Order shall provide that,
        --------------------------
to the extent any objections to confirmation of the Plan (including each letter or other pleading filed with the Court that may be deemed to be such an objection) have not been presented and ruled upon at the Confirmation Hearing, but have not been withdrawn or are not cured by the relief granted by the Plan and Confirmation Order, such objections to confirmation are overruled and denied; and all such objections deemed withdrawn, with prejudice.

Dated: July 20, 200l

                                  TOWER TECH, INC.



                                  By:   ------------------------------
                                        Robert Brink, President

                                  HOLLOWAY, DOBSON, BACHMAN &
                                  JENNINGS



                                  By:   ------------------------------
                                        B. Wayne Dabney

                                  HOLBROOK & TOFFOLI




                                  By:
                                      ------------------------------
                                      Mark B. Toffoli

                                  COUNSEL TO TOWER TECH, INC.